                                                                  EXHIBIT 2.1


                                                                 EXECUTION COPY
                                                                 --------------




                      AGREEMENT AND PLAN OF REORGANIZATION


                                  by and among



                           STANDARD BANCSHARES, INC.,
                            an Illinois corporation,



                        STANDARD ACQUISITION CORPORATION,
            a Delaware corporation and a wholly owned subsidiary of
                           Standard Bancshares, Inc.,


                                       and


                        SECURITY FINANCIAL BANCORP, INC.,
                             a Delaware corporation.











                                February 6, 2003




                                                         TABLE OF CONTENTS

                                                                                                                   Page
                                                                                                                   ----
                                                            ARTICLE I
                                                           DEFINITIONS

1.1      Definitions............................................................................................... 1
1.2      Principles of Construction................................................................................10

                                                            ARTICLE II
                                                THE MERGER; EFFECT; PAYMENT; CLOSING

2.1      The Merger................................................................................................11
2.2      Closing; Effective Time...................................................................................12
2.3      Effects of Merger.........................................................................................12
2.4      Effects of Merger on Capital Stock and Stock Options......................................................12
2.5      Payment for Shares........................................................................................13
2.6      Payment of Option Spread..................................................................................14
2.7      Escheat...................................................................................................15
2.8      Dissenting Shares.........................................................................................15
2.9      Purchaser's Deliveries at Closing.........................................................................15
2.10     Bancorp's Deliveries at Closing...........................................................................16

                                                            ARTICLE III
                                            REPRESENTATIONS AND WARRANTIES OF PURCHASER

3.1      Organization..............................................................................................17
3.2      Authorization.............................................................................................17
3.3      Conflicts.................................................................................................18
3.4      Proxy Statement Disclosure................................................................................18
3.5      Litigation................................................................................................18
3.6      Adequate Funds............................................................................................19
3.7      No Share Ownership........................................................................................19
3.8      Compliance with Laws......................................................................................19
3.9      Regulatory Approvals......................................................................................19
3.10     Regulatory Investigations.................................................................................20

                                                            ARTICLE IV
                                             REPRESENTATIONS AND WARRANTIES OF BANCORP

4.1      Organization..............................................................................................20
4.2      Authorization.............................................................................................21
4.3      Conflicts.................................................................................................21
4.4      Antitakeover Provisions Inapplicable......................................................................21
4.5      Capitalization and Stockholders...........................................................................22





4.6      The Bancorp Subsidiaries..................................................................................23
4.7      SEC Reports...............................................................................................23
4.8      Bancorp Regulatory Reports................................................................................24
4.9      Target Bank Regulatory Reports............................................................................24
4.10     Financial Statements......................................................................................24
4.11     Regulatory Investigations.................................................................................25
4.12     Compliance with Laws......................................................................................25
4.13     Litigation................................................................................................26
4.14     Licenses..................................................................................................26
4.15     Taxes.....................................................................................................27
4.16     Insurance.................................................................................................28
4.17     Loans.....................................................................................................28
4.18     Investments...............................................................................................29
4.19     Bancorp Benefit Plans.....................................................................................30
4.20     Environmental Matters.....................................................................................34
4.21     Intellectual Property.....................................................................................34
4.22     Properties................................................................................................34
4.23     ADA Compliance............................................................................................35
4.24     Fiduciary Accounts........................................................................................35
4.25     Indemnification...........................................................................................36
4.26     Insider Interests.........................................................................................36
4.27     Additional Disclosure Items...............................................................................36
4.28     Defaults..................................................................................................38
4.29     Operations Since June 30, 2002............................................................................38
4.30     Corporate Records.........................................................................................39
4.31     Undisclosed Liabilities...................................................................................40
4.32     Fairness Opinion..........................................................................................40
4.33     No Brokers................................................................................................40
4.34     Bancorp Disclosure Schedule Furnished.....................................................................40

                                                            ARTICLE V
                                                       COVENANTS OF BANCORP

5.1      Conduct of Business by Bancorp until the Effective Time...................................................40
5.2      Stockholders' Meeting; Proxy Statement....................................................................45
5.3      Recommendation of Approval................................................................................46
5.4      Certain Actions...........................................................................................46
5.5      Voting Agreement..........................................................................................48
5.6      Bank Merger...............................................................................................48

                                                            ARTICLE VI
                                                       COVENANTS OF PURCHASER

6.1      Regulatory Applications...................................................................................48
6.2      Indemnification; Director and Officer Liability Insurance.................................................49



6.3      Creation of Advisory Board................................................................................50

                                                            ARTICLE VII
                                                       ADDITIONAL AGREEMENTS

7.2      Supplemental Reports and Information......................................................................51
7.3      Title Reports.............................................................................................52
7.4      Resolution of Bancorp Benefit Plans.......................................................................52
7.5      Cooperation...............................................................................................54
7.6      Notification of Certain Matters...........................................................................56
7.7      Press Releases............................................................................................56

                                                            ARTICLE VIII
                                                             CONDITIONS

8.1      Conditions to the Obligations of Purchaser................................................................57
8.2      Conditions to the Obligations of Bancorp..................................................................59
8.3      Conditions to the Obligations of the Parties..............................................................59

                                                            ARTICLE IX
                                                  TERMINATION; AMENDMENT; WAIVER

9.1      Termination...............................................................................................60
9.2      Termination Fees..........................................................................................61
9.3      Expenses..................................................................................................62
9.4      Survival of Agreement.....................................................................................62
9.5      Amendment.................................................................................................62
9.6      Waiver....................................................................................................62

                                                            ARTICLE X
                                                       GENERAL PROVISIONS

10.1     Survival..................................................................................................63
10.2     Notice....................................................................................................63
10.3     Specific Enforceability; Remedies.........................................................................64
10.4     Applicable Law............................................................................................64
10.5     Headings, Etc.............................................................................................64
10.6     Severability..............................................................................................65
10.7     Entire Agreement; Binding Effect; Nonassignment; Counterparts.............................................65


EXHIBITS

EXHIBIT A             Form of Purchaser Legal Opinion
EXHIBIT B             Form of Target Legal Opinion
EXHIBIT C             Form of Voting Agreement
EXHIBIT D             Form of Amendment to Target Bank Severance Plan

SCHEDULES

Schedule 4.5(c)       Capitalization and Stockholders - Options and Restricted Stock
Schedule 4.5(d)       Capitalization and Stockholders - Five Percent Owners of Security
                        Financial Common Stock
Schedule 4.6(a)       Security Financial Subsidiaries - Description
Schedule 4.12(c)      Compliance with Laws - CRA Rating
Schedule 4.13         Litigation
Schedule 4.15(a)      Taxes - Compliance with Laws
Schedule 4.15(c)      Taxes - Withholding
Schedule 4.16         Insurance
Schedule 4.17(a)      Loans
Schedule 4.17(b)      Loans
Schedule 4.17(c)      Loans - Loan Portfolio
Schedule 4.17(e)      Loans - REO and Other Repossessed Property
Schedule 4.17(h)      Loans - Loan and Loan Loss Reserve Policy
Schedule 4.18(a)      Investments - Investment Securities
Schedule 4.18(b)      Investments - Restrictions on Investment Securities
Schedule 4.18(c)      Investments - Repurchase Obligations
Schedule 4.18(f)      Investments - Asset/Liability Management Policy
Schedule 4.19(a)      Bancorp Benefit Plans
Schedule 4.19(b)      Bancorp Benefit Plans - Qualified Plans
Schedule 4.19(f)      Bancorp Benefit Plans - Deductibility of Payments
Schedule 4.19(g)      Bancorp Benefit Plans - Health and Welfare Benefits
Schedule 4.19(h)      Bancorp Benefit Plans - Change in Control
Schedule 4.22(a)      Properties - Ownership of Property
Schedule 4.22(b)      Properties - Ownership of Leases
Schedule 4.24         Fiduciary Accounts
Schedule 4.26         Insider Interests
Schedule 4.27         Additional Disclosure Items
Schedule 4.29         Operations Since June 30, 2002
Schedule 4.33         Broker Matters
Schedule 5.4          Certain Stockholders
Schedule 7.4(c)       Letters of Understanding


                      AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement and Plan of Reorganization (this "Agreement") is made and entered into as of the 5th day of February, 2003, by and among STANDARD BANCSHARES, INC., an Illinois corporation ("Purchaser"), STANDARD ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Purchaser ("MergerSub"), and SECURITY FINANCIAL BANCORP, INC., a Delaware corporation ("Bancorp").

                                R E C I T A L S:
                                - - - - - - - -

         A. Purchaser is a registered bank holding company under the Bank Holding Company Act of 1956, as amended.

         B. Bancorp is a registered savings and loan holding company under the Home Owners' Loan Act, as amended.

         C. MergerSub is a Delaware corporation organized by Purchaser solely for the purpose of facilitating the transactions contemplated herein.

         D. The Boards of Directors of Purchaser, MergerSub and Bancorp deem it advisable that MergerSub be merged with and into Bancorp in accordance with this Agreement, which provides, among other things, that Bancorp shall be the Surviving Corporation.

         E. Purchaser currently anticipates that, at some time following the Merger of MergerSub with and into Bancorp, Purchaser will cause Bancorp to be dissolved and liquidated into Purchaser. In connection with such dissolution, Purchaser will cause Security Federal Bank & Trust, a wholly owned subsidiary of Bancorp, to be merged with and into Standard Bank and Trust Co., a wholly owned subsidiary of Purchaser.

                               A G R E E M E N T S:
                               - - - - - - - - - -

         In consideration of the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1    DEFINITIONS. In addition to capitalized terms otherwise defined
                -----------
herein, as used in this Agreement the following capitalized terms shall have the meanings provided in this Section 1.1:
                          -----------

         "Adjusted Stockholders' Equity" shall mean the consolidated stockholders' equity of Bancorp, calculated in accordance with GAAP and reflecting, among other things, the recognition of or accrual for all expenses paid, incurred or projected to be paid or incurred by Bancorp or Target Bank in connection with this Agreement and the Reorganization, but adjusted to exclude
(i) any realized gains with respect to any sales of securities occurring after

June 30, 2002, (ii) with respect to securities that are or were classified as available for sale or as trading securities, any change in the amount of the adjustment required pursuant to SFAS 115 resulting from changes in unrealized gains and losses occurring after June 30, 2002, (iii) any adjustments required in connection with the consummation of the Reorganization pursuant to Section
                                                                      -------
7.5(e) hereof and (iv) an amount that represents the payments, on an after-tax
------
basis, due to the Chief Executive Officer and Chief Financial Officer as a result of the consummation of the Merger as set forth in their respective Letter of Understanding (which amount, on a pre-tax basis, shall not exceed $394,028). In addition, the amount paid by Bancorp in respect of the Option Spread pursuant to Section 2.6 shall have no effect on the Adjusted Stockholders' Equity for any
   -----------
purpose under this Agreement. Bancorp's Adjusted Stockholders' Equity shall be calculated by Bancorp's independent certified public accountants as of the close of business on the day immediately preceding the Closing Date, using reasonable estimates of revenues and expenses where actual amounts are not available. Such calculation shall be subject to verification and approval prior to the Closing by certified public accountants selected by Purchaser, which approval shall not be withheld unreasonably.

         "Affiliate" of, or a Person "Affiliated" with, a specific Person is a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

         "Aggregate Option Exercise Price" shall mean the aggregate consideration, if any, received by Bancorp in connection with the exercise of Bancorp Stock Options prior to the Effective Time.

         "Applicable Governmental Authorities" shall mean, with respect to a Person, the Regulatory Authorities and any other federal, state, county or local governmental body, instrumentality, agency, board or official having authority or jurisdiction to enforce any Applicable Law and Regulation.

         "Applicable Law(s) and Regulation(s)" shall mean, with respect to a Person, all statutes, laws, ordinances, regulations, rules and rulings, and all published guidelines, interpretive letters, advisories or bulletins, of any Applicable Governmental Authority that are applicable to or binding upon such Person, the conduct of its business or any of its assets.

         "Asset/Liability Management Policy" shall have the meaning given to such term in Section 4.18(f) hereof.
             ---------------

         "Bancorp" shall mean Security Financial Bancorp, Inc., a Delaware corporation and the parent bank holding company for Target Bank.

         "Bancorp Benefit Plans" shall mean the plans, programs, arrangements and agreements described in Section 4.19(a) hereof.
                            ---------------

         "Bancorp Certificate" shall mean a stock certificate evidencing ownership of shares of Bancorp Common Stock.

         "Bancorp Common Stock" shall have the meaning given to such term in
Section 4.5 hereof.
-----------

         "Bancorp Disclosure Schedule" shall mean the agreements, lists, instruments and other documentation described or referred to in this Agreement as being included in the Bancorp Disclosure Schedule. The inclusion of a fact, circumstance or event in the Bancorp Disclosure Schedule shall not be deemed an admission by Bancorp that such item represents a material exception or that such item is reasonably likely to result in a Bancorp Material Adverse Effect. Subject to the requirement that all disclosures made in the Bancorp Disclosure
Schedule include appropriate cross-references to the section(s) of this Agreement to which such disclosure is responsive, any matter disclosed in the Bancorp Disclosure Schedule pursuant to one section of this Article IV shall be
                                                            ----------
deemed disclosed for all cross-referenced sections of Article IV.
                                                      ----------

         "Bancorp Financial Statements" shall have the meaning given to such term in Section 4.10(a) hereof.
        ---------------

         "Bancorp Material Adverse Effect" shall mean an effect that is or could reasonably be expected to be material and adverse to the financial condition, business, or results of operations of Bancorp, as the context may dictate, and the Bancorp Subsidiaries, taken as a whole, or that would reasonably be expected to materially affect the ability of Bancorp, Purchaser, MergerSub, the Bank or Target Bank to consummate the Reorganization; provided, however, that none of
(i) any such effects resulting from any changes in any law, rule, regulation, regulatory accounting principles or GAAP, or any interpretations thereof that apply generally to financial institutions such as Purchaser, the Bank, Bancorp and Target Bank, (ii) changes in economic conditions or financial market conditions affecting the banking and thrift industries generally in the Seventh Federal Reserve District except to the extent that the effect or change is material and adverse when compared to the effect or change, if any, on other banks, thrifts, bank holding companies and thrift holding companies in the Seventh Federal Reserve District with assets greater than $200 million but less than $500 million, or (iii) the direct out-of-pocket costs of compliance with this Agreement on the results of Bancorp's operations shall be considered in determining if a Bancorp Material Adverse Effect has occurred.

         "Bancorp Permitted Liens" shall mean (i) liens arising out of judgments or awards in respect of which Bancorp or any Bancorp Subsidiary is in good faith prosecuting an appeal or proceedings for review and in respect of which it has secured a subsisting stay of execution pending such appeal or proceedings; (ii) liens for taxes, assessments, and other governmental charges or levies the payment of which is not past due, or as to which Bancorp or any Bancorp Subsidiary is diligently contesting in good faith and by appropriate proceedings either the amount thereof or the liability therefor or both; (iii) deposits, liens or pledges to secure payments of worker's compensation, unemployment insurance, pensions, or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or similar obligations arising in the ordinary course of business; (iv) zoning restrictions, easements, licenses and other restrictions on the use of real property or any interest therein, or minor irregularities in title thereto, that do not materially impair the use of such property in the operation of the business of Bancorp or any Bancorp Subsidiary or the merchantability or the value of such property or interest therein for the purpose of such business; (v) purchase money mortgages or other purchase money or vendor's liens or security interests (including, without limitation, finance leases), provided that no such mortgage, lien or security interest shall extend to or cover any other property of Bancorp or any Bancorp Subsidiary other than that so purchased; and (vi) pledges and liens given to secure deposits and other liabilities of Bancorp or any Bancorp Subsidiary arising in the ordinary course of banking business;

         "Bancorp Properties" shall mean (i) real estate owned or leased by Bancorp or any Bancorp Subsidiary and used or formerly used in the conduct of its business; (ii) the Target Bank REO; (iii) real estate that is in the process of pending foreclosure or forfeiture proceedings conducted by Bancorp or any Bancorp Subsidiary; (iv) real estate that is held in trust for others by Bancorp or any Bancorp Subsidiary; (v) real estate owned or leased by a partnership or joint venture in which Bancorp or any Bancorp Subsidiary has an ownership interest; and (vi) any other real estate owned or leased by Bancorp or any Bancorp Subsidiary.

         "Bancorp Qualified Plans" shall have the meaning given to such term in
Section 4.19(b) hereof.
---------------

         "Bancorp Regulatory Reports" shall have the meaning given to such term in Section 4.8 hereof.
   -----------

         "Bancorp Restricted Stock" shall mean the 69,294 shares of Bancorp Common Stock granted by Bancorp as restricted stock, under the Bancorp Stock Option Plan or otherwise, prior to the date of this Agreement that are outstanding.

         "Bancorp SEC Reports" shall have the meaning given to such term in
Section 4.7 hereof.
-----------

         "Bancorp Stock Option Plan" shall mean the Security Financial Bancorp, Inc. 2000 Stock-Based Incentive Plan, as amended, modified, supplemented or restated from time to time.

         "Bancorp Stock Options" shall mean the 178,159 stock options granted by Bancorp, under the Bancorp Stock Option Plan or otherwise, prior to the date of this Agreement that are outstanding.

         "Bancorp Subsidiaries" shall mean Target Bank, Family Home Service Corporation, Strategic Financial Corporation, The Boulevard Inc., and any corporation and other entity that Bancorp directly or indirectly controls, or of which Bancorp directly or indirectly owns or controls 5% or more of the outstanding equity securities and any joint ventures in which Bancorp has an equity interest; provided, however, there shall not be included any such entity to the extent that the equity securities of such entity are owned or controlled in a bona fide fiduciary capacity. The term "Bancorp Subsidiary" shall mean any single subsidiary constituting one of the several Bancorp Subsidiaries.

         "Bancorp Transactional Expenses" shall mean all fees and expenses of all attorneys, accountants, consultants, financial advisors and other professional advisors of Bancorp and Target Bank, the costs of preparing, printing and mailing of the Proxy Statement, the fees of the Paying Agent, and all other costs and expenses incurred by Bancorp and Target Bank in connection with this Agreement, the Reorganization and the other transactions contemplated hereby.

         "Bank" shall mean Standard Bank and Trust Co., an Illinois state chartered non-member bank that is wholly owned by Purchaser, with its main office located at Hickory Hills, Illinois.

         "Bank Merger" shall mean the merger of Target Bank with and into Bank, as described in Section 5.6 hereof, with Bank being the Surviving Bank.
                -----------

         "Bank Merger Agreement" shall have the meaning given to such term in
Section 5.6 hereof.
-----------

         "Best Efforts" shall mean commercially reasonable good faith efforts.

         "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

         "BIF" shall mean the Bank Insurance Fund administered by the FDIC.

         "BMA" shall mean the Bank Merger Act, as amended.

         "Business Day" shall mean any day other than a Saturday, a Sunday or any other day that the Bank is authorized or required to be closed.

         "Certificate of Merger" shall mean the certificate of merger to be filed by Bancorp and MergerSub with the Secretary of State of the State of Delaware pursuant to Section 2.2 hereof.
                     ------------

         "Change in Control Benefit" shall have the meaning given to such term in Section 4.19(a) hereof.
   ---------------

         "Closing" shall mean the actions required to consummate the Reorganization which shall take place as provided in Article II hereof after the
                                                     ----------
satisfaction or waiver of all of the conditions set forth in Article VIII
                                                             ------------
hereof.

         "Closing Date" shall mean the date the Closing occurs.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Competing Proposal" shall have the meaning given to such term in
Section 5.4(b) hereof.
--------------

         "Confidentiality Agreement" shall mean that agreement dated August 1, 2002, between Purchaser and Bancorp.

         "Deposit Schedule" shall have the meaning given to such term in Section
                                                                         -------
4.27(i) hereof.
-------

         "DGCL" shall mean the Delaware General Corporation Law, as amended.

         "Disclosure Schedule Related Breach" shall have the meaning given to such term in Section 7.6(b) hereof.
             --------------

         "Disclosure Schedule Update" shall have the meaning given such term in
Section 7.6(b) hereof.
--------------

         "Disclosure Update Receipt Date" shall have the meaning given to such term in Section 7.6(b) hereof.
        --------------

         "Dissenting Share" shall mean a share of Bancorp Common Stock held by any Person who properly exercises (including timely perfection and timely compliance with all other requirements under Section 262 of the DGCL) any appraisal rights under the DGCL with respect to such share.

         "DOL" shall mean the United States Department of Labor.

         "Effective Time" shall mean the time at which the Certificate of Merger relating to the Merger that will be filed pursuant to Section 2.2 hereof shall
                                                      -----------
become effective in accordance with the DGCL.

         "Environmental Law(s)" shall mean any law, regulation, rule, ordinance or similar requirement which governs or protects the environment enacted by the United States, any state, or any county, city or agency or subdivision of the United States or any state.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ESOP" shall have the meaning given to such term in Section 4.19(h)
                                                             ---------------
hereof.

         "ESOP Loan" shall have the meaning given to such term in Section
                                                                  -------
4.19(h) hereof.
-------

         "FDI Act" shall mean the Federal Deposit Insurance Act, as amended.

         "FDIC" shall mean the Federal Deposit Insurance Corporation.

         "Federal Reserve" shall mean the Board of Governors of the Federal Reserve System.

         "FIRF" shall mean the multiple-employer pension plan known as the "Financial Institutions Retirement Fund" in which Bancorp has participated and to which it has made contributions.

     "GAAP" shall mean generally accepted accounting principles as historically applied on a consistent basis by Bancorp and Target Bank.

         "Hazardous Material(s)" shall mean any material or substance: (i) which is a "hazardous substance," "pollutant" or "contaminant," pursuant to the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") (42 U.S.C. 9601 et seq.), as amended, and regulations promulgated thereunder;
(ii) containing gasoline, oil, diesel fuel or other petroleum product; (iii) which is "hazardous waste" pursuant to the Federal Resource Conservation and Recovery Act ("RCRA") (42 U.S.C. Section 6901 et seq.), as amended, and regulations promulgated thereunder; (iv) containing polychlorinated biphenyls
(PCBs); (v) containing asbestos; (vi) which is radioactive; (vii) the presence of which requires investigation or remediation under any Environmental Law (defined above); or (viii) which is defined or identified as a "hazardous waste," "hazardous substance," "pollutant," "contaminant," or "biologically Hazardous Material" under any Environmental Law.

         "HOLA" shall mean the federal Home Owners' Loan Act, as amended.

         "HSRA" shall mean the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

         "IBA" shall mean the Illinois Banking Act, as amended.

         "Immediate Family" shall mean a Person's spouse and, if they reside with such Person, parents and children.

         "Indemnified Party" shall have the meaning given to such term in
Section 6.2(a) hereof.
--------------

          "Intellectual Property" shall have the meaning given to such term in
Section 4.27(f) hereof.
---------------

          "Investment Securities" shall have the meaning given to such term in
Section 4.18(a) hereof.
---------------

          "IRS" shall mean the Internal Revenue Service.

          "Knowledge" or "to the Knowledge of" shall mean: (i) with respect to Purchaser, actual knowledge of the members of the board of directors of Purchaser (or any Purchaser Subsidiary) or any officer of Purchaser (or any Purchaser Subsidiary) with the title of Senior Vice President or any more senior title; and (ii) with respect to Bancorp, actual knowledge of the members of the board of directors of Bancorp (or any Bancorp Subsidiary) or any officer of Bancorp (or any Bancorp Subsidiary) with the title of President, CEO, Executive Vice President, Vice President, Assistant Vice President Information Technology or Trust Administrator.

          "Letter of Transmittal" shall have the meaning given to such term in
Section 2.5(c) hereof.
--------------

          "Letter of Understanding" shall have the meaning given to such term in
Section 7.4(c) hereof.
--------------

          "Liabilities" shall mean, with respect to a Person, all of the obligations or liabilities of such Person, whether accrued, absolute, contingent, unliquidated or otherwise, whether due or becoming due, and regardless of when asserted, arising out of transactions or events heretofore entered into, or any action or inaction, including taxes with respect to or based upon transactions or events heretofore occurring, that are required to be reflected, disclosed or reserved against in such Person's audited consolidated financial statements in accordance with GAAP.

          "Loan Loss Reserve Policy" shall have the meaning given to such term in Section 4.17(h) hereof.
   --------------

          "Loan Policy" shall have the meaning given to such term in Section
                                                                     -------
4.17(h) hereof.
-------

          "Loans" shall have the meaning given to such term in Section 4.17(a)
                                                               --------------
hereof.

          "Mailing Date" shall have the meaning given to such term in Section
                                                                      -------
5.2(e) hereof.
------

          "Maximum Insurance Amount" shall have the meaning given to such term in Section 6.2(c) hereof.
   --------------

          "Merger" shall mean the merger of MergerSub with and into Bancorp pursuant to Article II hereof, which provides, among other things, that Bancorp
            ----------
shall be the surviving corporation.

          "Merger Consideration" shall mean the right to receive $24.00 in cash per share of Bancorp Common Stock, into which right all shares of Bancorp Common Stock shall be converted in the Merger pursuant to Article II hereof. The
                                                   ----------
aggregate Merger Consideration shall not exceed the sum of (i) $44,734,824, plus
(ii) an amount equal to the product of (a) $24.00 multiplied by (b) the number of issued and outstanding shares of Bancorp Common Stock issued upon the exercise of Bancorp Stock Options prior to the Effective Time.

          "MergerSub" shall mean Standard Acquisition Corporation, a Delaware corporation that is wholly owned by Purchaser and was organized by Purchaser solely for the purpose of facilitating the Merger.

          "Mortgaged Premises" shall mean each (i) real property interest (including any fee or leasehold interest) that is encumbered or affected by any mortgage, deed of trust, deed to secure debt or other similar document or instrument granting to Bancorp or any Bancorp Subsidiary a lien on or security interest in such real property interest, and (ii) any other real property interest upon which is situated assets or other property affected or encumbered by any
                                        8
document or instrument granting to Bancorp or any Bancorp Subsidiary a lien thereon or security interest therein.

          "NASD" shall mean the National Association of Securities Dealers.

          "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation system.

          "Option Spread" shall have the meaning given to such term in Section
                                                                       -------
2.4(c) hereof. The aggregate of the Option Spreads shall not exceed an amount
------
equal to the difference between (i) $1,217,902, less (ii) an amount equal to the product of (a) the number of Bancorp Stock Options exercised prior to the Effective Time, multiplied by (b) an amount equal to the difference between (1) $24.00, less (2) the weighted average option exercise price of all Bancorp Stock Options exercised prior to the Effective Time.

          "OTS" shall mean the Office of Thrift Supervision.

          "OTS Application" shall have the meaning given to such term in Section
                                                                         -------
7.5(e) hereof.
------

          "Paying Agent" shall mean Registrar and Transfer Company, as agent for the purpose of effectuating the payment of the Merger Consideration in accordance with Article II hereof.
                ----------

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.

          "Person" shall mean any individual, corporation, limited liability company, business trust, association, partnership, joint venture, other entity, government or governmental department or agency.

          "Proxy Statement" shall have the meaning given to such term in Section
                                                                         -------
5.2(b) hereof.
------

          "Purchaser" shall mean Standard Bancshares, Inc., an Illinois corporation that is the bank holding company for the Bank.

          "Purchaser Material Adverse Effect" shall mean an effect that is or could reasonably be expected to be material and adverse to the financial condition, business, or results of operations of Purchaser, as the context may dictate, and the Purchaser Subsidiaries, taken as a whole, or that would reasonably be expected to materially affect the ability of Bancorp, Purchaser, MergerSub, the Bank or Target Bank to consummate the Reorganization; provided, however, that none of (i) any such effects resulting from any changes in any law, rule, regulation, regulatory accounting principles or GAAP, or any interpretations thereof that apply generally to financial institutions such as Purchaser, the Bank, Bancorp and Target Bank, (ii) changes in economic conditions or financial market conditions affecting the banking and thrift industries generally in the Seventh Federal Reserve District except to the extent that the effect or change is material and adverse when compared to the effect or change, if any, on other banks, thrifts, bank holding companies and thrift holding companies in the Seventh Federal Reserve District with assets greater than $200 million but less than $500 million, or (iii) the direct out-of-pocket costs of compliance with this Agreement on the results of Purchaser's operations shall be considered in determining if a Purchaser Material Adverse Effect has occurred.

          "Purchaser Subsidiaries" shall mean the Bank, Standard Insurance Agency, Inc., MergerSub and any corporation and other entity that Purchaser directly or indirectly controls, or of which Purchaser directly or indirectly owns or controls 5% or more of the outstanding equity securities and any joint ventures in which Purchaser has an equity interest; provided, however, there shall not be included any such entity to the extent that the equity securities of such entity are owned or controlled in a bona fide fiduciary capacity. The term "Purchaser Subsidiary" shall mean any single subsidiary constituting one of the several Purchaser Subsidiaries.

          "Regulatory Approvals" shall mean the approval, non-objection or waiver of the OTS, the Federal Reserve, the U.S. Department of Justice and any other Applicable Governmental Authorities whose approval, non-objection or waiver is necessary for the consummation of the Reorganization.

          "Regulatory Authorities" shall mean the OTS, the Federal Reserve, the U.S. Department of Justice, and any Applicable Governmental Authorities having jurisdiction over any aspect of the Reorganization.

          "Reorganization" shall mean the series of transactions contemplated in this Agreement including and resulting in the Merger.

          "SAIF" shall mean the Savings Association Insurance Fund administered by the FDIC.

          "SEC" shall mean the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Significant Subsidiary" shall have the meaning given to such term in
Section 5.4(b) hereof.
--------------

          "Signing Event" shall have the meaning given to such term in Section
                                                                       -------
9.2 hereof.
---

          "Stockholders' Meeting" shall have the meaning given to such term in
Section 5.2(a) hereof.
--------------

          "Superior Proposal" shall have the meaning given to such term in
Section 5.4(b) hereof.
--------------

          "Surviving Bank" shall have the meaning given to such term in Section
                                                                        -------
5.6 hereof.
---

          "Surviving Corporation" shall have the meaning given such term in
Section 2.1 hereof.
-----------

          "Target Bank" shall mean Security Federal Bank & Trust, a federal savings bank that is wholly owned by Bancorp, with its main office located at 9321 Wicker Avenue, St. John, Indiana.

          "Target Bank Common Stock" shall have the meaning given such term in
Section 4.5(b) hereof.
--------------

          "Target Bank Interim Financial Statements" shall have the meaning given to such term in Section 4.10(b).
                      ---------------

          "Target Bank Financial Statements" shall have the meaning given to such term in Section 4.10(b).
               ----------------
hereof.

          "Target Bank Preferred Stock" shall have the meaning given such term in Section 4.5(b) hereof.
   --------------

          "Target Bank Regulatory Reports" shall have the meaning given to such term in Section 4.9 hereof.
        -----------

          "Target Bank REO" shall mean other real estate owned by Target Bank, as defined by the rules and regulations of the OTS.

          "Tax" shall have the meaning given to such term in Section 4.15(a)
                                                             ---------------
hereof.

          "Termination Date" shall mean September 30, 2003, or such other date as shall have been agreed to in writing by Bancorp and Purchaser.

          "Third Party" shall have the meaning given to such term in Section
                                                                     -------
5.4(b) hereof.
------

         1.2  PRINCIPLES OF CONSTRUCTION. In this Agreement, unless otherwise
              --------------------------
 stated or the context otherwise requires, the following usages apply:

         (a) unless otherwise provided herein, actions permitted but not required under this Agreement may be taken at any time, and from time to time, in the actor's sole discretion;

         (b) in computing periods from a specified date to a later specified date, the words "from" and "commencing on" (and the like) mean "from and including, "and the words "to," "until" and "ending on" (and the like) mean "to, and including";

         (c) headings are inserted for convenience of reference only and are not a part of, nor shall they affect any construction or interpretation of this Agreement;

         (d) unless otherwise specified, indications of time of day mean Chicago, Illinois, time;

         (e) all references to Articles, Sections, Schedules and Exhibits are to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified;

         (f) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or successor, as in effect at the relevant time;

         (g) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

         (h)    "including" shall mean "including, but not limited to;"

         (i) unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders;

         (j) any reference to a document or set of documents in this Agreement, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

         (k)    all references to dollars ($) shall mean United States currency.

                                   ARTICLE II
                      THE MERGER; EFFECT; PAYMENT; CLOSING

         2.1    THE MERGER. In accordance with the terms and subject to the
                ----------
conditions of this Agreement, including the receipt of all Regulatory Approvals and all requisite stockholder approvals, Bancorp, MergerSub and Purchaser shall cause the Merger to be consummated, pursuant to which MergerSub shall be merged with and into Bancorp and the separate corporate existence of MergerSub shall thereupon cease, and Bancorp shall be the surviving corporation in the Merger (the "Surviving Corporation").

         2.2    CLOSING; EFFECTIVE TIME. Subject to all of the terms and
                -----------------------
conditions of this Agreement, the Closing of the Merger shall occur on a date that is mutually agreed upon by the parties; provided, that, in the absence of an agreement, the Closing shall occur as soon as practicable following the date on which the conditions set forth in Article VIII have been satisfied or waived,
                                     ------------
but in no event later than the fifth Business Day of the calendar month following the calendar month in which such date occurs. The Closing of the Merger and the consummation of the other aspects of the Reorganization shall take place at the Law Offices of Barack Ferrazzano et al., 333 West Wacker Drive, Suite 2700, Chicago, Illinois 60606, at a time to be mutually agreed upon by the parties. The Merger shall become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (the "Certificate of Merger"), or at such time thereafter as Purchaser and Bancorp may agree upon in writing and provide in the Certificate of Merger.

         2.3    EFFECTS OF MERGER.
                -----------------

                (a) At and after the Effective Time, the Surviving Corporation shall be governed by the laws of the State of Delaware with all of its rights, privileges, powers and franchises unaffected by the Merger, and shall possess all assets and property of every description, whether real, personal or mixed, and every interest in the assets and property, contingent or otherwise, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as a private nature, of each of Bancorp and MergerSub, including all debts due on whatever account, all choses in action, and each and every interest of or belonging or due to each of Bancorp or MergerSub, all of which shall vest in the Surviving Corporation without further act or deed; and the title to all real estate, or any interest therein, vested in any of such corporations shall not revert or in any way be impaired by the Merger. At and after the Effective Time, the Merger shall have the further effects as set forth in Sections 251, 259, 260 and 261 of the DGCL.

                (b) The certificate of incorporation of MergerSub shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with the provisions thereof and the DGCL.

                (c) The bylaws of MergerSub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until altered, amended or repealed as provided therein, or in accordance with the certificate of incorporation of the Surviving Corporation and the DGCL.

                (d) The directors of the Surviving Corporation shall be the Persons who were directors of MergerSub immediately prior to the Effective Time. The officers of the Surviving Corporation shall be the Persons who were officers of MergerSub immediately prior to the Effective Time.

         2.4    EFFECTS OF MERGER ON CAPITAL STOCK AND STOCK OPTIONS. Upon the
                ----------------------------------------------------
Merger becoming effective and at the Effective Time:

                (a) Each share of Bancorp Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, ipso facto and without any action on the part of any holder thereof, become and be converted into the right to receive the Merger Consideration from Purchaser. As used in
Article II, the term "Bancorp Common Stock" shall include Bancorp Restricted
----------
Stock. Each certificate representing outstanding Bancorp Common Stock shall, after the Effective Time of the Merger, represent only the right to receive the Merger Consideration from Purchaser. Each holder of Bancorp Common Stock, upon surrender to the Paying Agent, in proper form for cancellation, of the Bancorp Certificate representing such holder's Bancorp Common Stock, shall be entitled to receive a check from the Paying Agent in an appropriate amount of the Merger Consideration for such shares. Until so presented and surrendered in exchange for the Merger Consideration, each certificate that represented issued and outstanding Bancorp Common Stock shall be deemed for all purposes to evidence the right to receive the Merger Consideration. No interest shall accrue or be payable with respect to the Merger Consideration.

         (b) Each share of Bancorp Common Stock issued and owned of record by Purchaser or by Bancorp as treasury stock immediately prior to the Effective Time of the Merger shall be cancelled and retired, and no cash shall be payable, with respect thereto.

         (c) Each Bancorp Stock Option shall, ipso facto and without any action on the part of holders thereof, become and be converted into the right to receive the difference between the Merger Consideration and the applicable option exercise price (the "Option Spread"), payable as provided herein. Prior to the Effective Time, the board of directors of Bancorp and the committee or committees established under the Bancorp Stock Option Plan shall take such actions or make such determinations as may be required under the Bancorp Stock Option Plan, subject to the approval of Purchaser, to effect the provisions of this Agreement.

         (d) Each share of the common stock of MergerSub that is issued and outstanding at the Effective Time of the Merger shall, ipso facto and without any action on the part of the holder thereof, continue as one share of the common stock of the Surviving Corporation, and all of such shares of common stock of the Surviving Corporation shall be owned by Purchaser. Outstanding certificates representing shares of common stock of MergerSub shall be deemed to represent an identical number of shares of common stock of the Surviving Corporation.

         2.5    PAYMENT FOR SHARES.
                ------------------

                (a) As soon as practicable after the Effective Time, but no later than three (3) Business Days thereafter, the parties shall deliver or cause to be delivered to the Paying Agent a certified copy of the list of the holders of Bancorp Common Stock as of the Effective Time. From and after the Effective Time, the stock transfer records of Bancorp shall be closed and there shall be no further registrations or transfers on the stock transfer books of Bancorp of the shares of Bancorp Common Stock that were outstanding immediately prior to the Effective Time.

                (b) Immediately prior to the Effective Time, Purchaser shall make available or cause to be made available to the Paying Agent amounts sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments of the Merger Consideration to the holders of Bancorp Common Stock issued and outstanding immediately prior to the Effective Time.

                (c) As soon as practicable after the Effective Time, but no later than three (3) Business Days thereafter, Purchaser shall use its Best Efforts to cause the Paying Agent to mail to each Person (or deliver to each Person, at such Person's expense, who requests delivery) who was, at the Effective Time, a holder of record of issued and outstanding Bancorp Common Stock, a letter of transmittal and instructions for use in effecting the surrender of Bancorp Certificate(s) which, immediately prior to the Effective Time, represented such shares (the "Letter of Transmittal").

                (d) Upon surrender to the Paying Agent of such Bancorp Certificates (or such documentation as is acceptable to and required by the Paying Agent with respect to lost Bancorp Certificate(s)), together with such Letter of Transmittal, duly executed and completed in accordance with the instructions thereto, the Paying Agent shall promptly cause to be paid to the Persons entitled thereto a check in the amount to which such Persons are entitled, after giving effect to any required Tax withholdings.

                (e) If payment is to be made to a Person other than the registered holder of Bancorp Certificate(s) surrendered, it shall be a condition of any such payment that the Bancorp Certificate(s) so surrendered shall be properly endorsed or otherwise executed in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of Bancorp Certificate(s) surrendered, or establish to the satisfaction of Purchaser or the Paying Agent that any such Tax has been paid or is not applicable.

                (f) Two hundred seventy (270) days following the Effective Time, the Paying Agent shall deliver to Purchaser a certified list of the names and addresses of all former registered holders of Bancorp Common Stock who have not then surrendered their Bancorp Certificates to receive the Merger Consideration to which they are entitled, and (ii) Purchaser shall be entitled at its election to cause the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent which have not been disbursed to holders of certificates formerly representing Bancorp Common Stock outstanding at the Effective Time. Upon the delivery of such funds to Purchaser, such holders shall be entitled to look to Purchaser only as general creditors thereof with respect to the cash payable upon due surrender of their Bancorp Certificates.

                (g)   The Merger Consideration paid pursuant to this Article II
                                                                     ----------
shall constitute and represent full satisfaction of all rights pertaining to such shares of Bancorp Common Stock.

                (h) Except as otherwise expressly provided herein or in the Letter of Transmittal, Purchaser shall pay all charges and expenses in connection with the payment of the Merger Consideration in exchange for Bancorp Common Stock, except for the fees and expenses of the Paying Agent, which shall be paid by Bancorp.

         2.6    PAYMENT OF OPTION SPREAD. Immediately prior to the Effective
                ------------------------
Time, all outstanding Bancorp Stock Options shall become immediately exercisable and fully vested. At the Effective Time, all outstanding Bancorp Stock Options shall be cancelled and Bancorp shall pay each holder, for each Bancorp Stock Option held, an amount in cash equal to the Option Spread reduced by any required Tax withholdings. The payment of the Option Spreads pursuant to this Article II shall be delivered and paid by Bancorp in full
                 ----------
satisfaction of all rights pertaining to the Bancorp Stock Option Plan and the Bancorp Stock Options.

         2.7    ESCHEAT.  Notwithstanding anything in this Article II or
                -------                                    ----------
elsewhere in this Agreement to the contrary, neither the Paying Agent nor any party hereto shall be liable to a former holder of Bancorp Common Stock or any Bancorp Stock Options for any funds delivered to a public official pursuant to any applicable escheat or abandoned property laws.

         2.8    DISSENTING SHARES. The holder of any Dissenting Share shall have
                -----------------
the rights, subject to the limitations, provided by Section 262 of the DGCL. If at any time a holder of Dissenting Shares shall lose or withdraw such holder's rights to appraisal with respect to such holder's shares of Bancorp Common Stock, then such shares shall be converted into the right to receive the Merger Consideration in respect of such shares.

         2.9    PURCHASER'S DELIVERIES AT CLOSING. At the Closing, Purchaser
                ---------------------------------
shall deliver, or cause to be delivered, to Bancorp the following items:

                (a) evidence of the delivery by Purchaser or its agents to the Paying Agent of the aggregate amount of the Merger Consideration for payment to the holders of Bancorp Common Stock as provided in this Agreement;

                (b) good standing certificates for each of Purchaser and MergerSub issued by the Secretary of State of the State of Illinois in the case of Purchaser, and by the Secretary of State of the State of Delaware in the case of MergerSub, each dated not more than fifteen (15) Business Days prior to the Closing Date;

                (c) a copy of the articles of incorporation of Purchaser and the certificate of incorporation of MergerSub certified not more than fifteen
(15) Business Days prior to the Closing Date by the Secretary of State of the State of Illinois in the case of Purchaser, and by the Secretary of State of the State of Delaware in the case of MergerSub;

                (d) a certificate of the Secretary of each of Purchaser and MergerSub dated the Closing Date certifying (i) a copy of the bylaws of such corporation; and (ii) copies of resolutions of the board of directors of each such corporation and by Purchaser as the sole stockholder of MergerSub authorizing and approving his Agreement and the Reorganization;

                (e) a certificate of the President of Purchaser and MergerSub dated the Closing Date certifying that: (i) there have been no further amendments to the charter and certificate of incorporation delivered pursuant to subsection (c) of this Section; and (ii) the conditions set forth in
Sections 8.2(a) and 8.2(b) of this Agreement have been satisfied;
--------------------------

                (f)    copies of each of the Regulatory Approvals;

                (g) a legal opinion of Purchaser's counsel, Barack Ferrazzano et al., substantially in the form set forth in Exhibit A hereto and
                                                           ---------
dated as of the Effective Time; and

                (h) such other documents as Bancorp or its counsel shall reasonably request.

         2.10   BANCORP'S  DELIVERIES AT CLOSING.  At the Closing, Bancorp shall
                --------------------------------
deliver, or cause to be delivered, to Purchaser the following items:

               (a) good standing certificates for Bancorp issued by the Secretary of State of the State of Delaware and the Secretary of State of the State of Indiana, each dated not more than fifteen (15) Business Days prior to the Closing Date;

                (b) a good standing certificate for Target Bank issued by the OTS and dated not more than fifteen (15) Business Days prior to the Closing Date;

                (c) a copy of the certificate of incorporation of Bancorp certified by the Secretary of State of the State of Delaware, which shall be certified as of a date which is not more than fifteen (15) Business Days prior to the Closing Date;

                (d) a copy of the charter of Target Bank certified by the OTS as of a date which is not more than fifteen (15) Business Days prior to the Closing Date;

                (e) a certificate of the Secretary of Bancorp dated the Closing Date certifying (i) a copy of the bylaws of Bancorp, (ii) copies of resolutions of the board of directors of Bancorp and the stockholders of Bancorp authorizing and approving this Agreement and the Reorganization;

                (f) a certificate of the Secretary or an assistant secretary of Target Bank dated the Closing Date certifying a copy of the bylaws of Target Bank;

                (g) a certificate executed by the President of Bancorp dated the Closing Date certifying that: (i) there have been no further amendments to the certificate of incorporation and charter delivered pursuant to subsections
(c) and (d) of this Section; and (ii) the conditions set forth in
Sections 8.1(a) and 8.1(b) of this Agreement have been satisfied;
--------------------------

                (h) a legal opinion of Bancorp's counsel, Muldoon Murphy & Faucette LLP, substantially in the form set forth in Exhibit B attached hereto
                                                     ---------
and dated as of the Effective Time;

                (i) resignations from all of the directors of Target Bank and those officers of Target Bank that are so identified in writing by Purchaser at or prior to the Closing; and

                (j) such other documents as Purchaser or its counsel shall reasonably request.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Bancorp that each of the following statements in this Article III is true and correct on the date hereof.
                   -----------

         3.1    ORGANIZATION.
                ------------

                (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets, properties and businesses and to carry on its businesses substantially as they have been and are now being conducted. Purchaser is qualified to do business and is in good standing in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a Purchaser Material Adverse Effect. Purchaser has all requisite corporate power and authority to enter into this Agreement and, upon the receipt of all Regulatory Approvals, to consummate the Reorganization. Purchaser is duly registered as a bank holding company under the BHCA and the regulations of the Federal Reserve.

                (b) MergerSub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets, properties and businesses and to carry on its businesses substantially as they have been and are now being conducted. MergerSub is duly qualified to do business and is in good standing in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a Purchaser Material Adverse Effect. MergerSub has all requisite corporate power and authority to enter into this Agreement and, upon the receipt of all Regulatory Approvals, to consummate the Reorganization.

         (c) The Bank is an Illinois state-chartered non-member bank duly organized and in existence under the laws of the State of Illinois and its deposits are insured by the FDIC through the BIF and SAIF to the full extent permitted under the FDI Act.

         (d) Purchaser has no direct or indirect subsidiaries other than the Purchaser Subsidiaries. Each of the Purchaser Subsidiaries is wholly owned by either Purchaser or the Bank. Each Purchaser Subsidiary other than the Bank is a duly organized and validly existing corporation in good standing under the laws of the State of Illinois or Delaware, with corporate power and authority to own, operate and lease its assets and properties, and carry on its business substantially as it has been and is now being conducted.

         (e) Purchaser and each Purchaser Subsidiary hold all licenses, certificates, permits, franchises and rights from all Applicable Governmental Authorities necessary for the conduct of its and their respective businesses, except where the failure to so hold would not have a Purchaser Material Adverse Effect.

         3.2    AUTHORIZATION. The execution, delivery and performance of the
                -------------
Agreement and the consummation of the Reorganization have been duly and unanimously approved and authorized by the boards of directors of Purchaser, MergerSub and the Bank, and all necessary corporate action on the part of Purchaser, MergerSub and the Bank has been taken. The Agreement has been, or where applicable, will be, duly executed and delivered by Purchaser,

MergerSub and the Bank, as applicable, and, subject to the Regulatory Approvals, will constitute the valid and binding obligations of Purchaser, MergerSub and the Bank, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles and doctrines. Neither the charter nor the bylaws of Purchaser will need to be amended to effectuate the Reorganization.

         3.3    CONFLICTS.
                ---------

         (a) The execution and delivery of the Agreement does not, and the consummation of the Reorganization will not, conflict with or result in any violation of the articles of incorporation or bylaws of Purchaser or the Bank, the certificate of incorporation or bylaws of MergerSub or similar documents of any other Purchaser Subsidiary. The execution and delivery of the Agreement does not, and the consummation of the Reorganization will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of, any obligation or result in the creation of any material lien, charge or encumbrance on any of the property or assets under any provision of any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree or Applicable Law and Regulation, other than any such conflicts, violations, defaults or losses of benefits that (i) individually or in the aggregate do not have a Purchaser Material Adverse Effect, or (ii) will be cured or waived prior to the Effective Time.

         (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to Purchaser or MergerSub in connection with the execution and delivery of the Agreement or the consummation by Purchaser and MergerSub of the Reorganization, the absence of which would have a Purchaser Material Adverse Effect, except for the filings to be submitted by Purchaser and the Bank in order to obtain the Regulatory Approvals, the filing of the Certificate of Merger with respect to the Merger with the Secretary of State of the State of Delaware, any filings, approvals or no-action letters with or from state securities authorities, any antitrust filings, consents, waivers or approvals.

         3.4    PROXY STATEMENT DISCLOSURE. None of the information to be
                --------------------------
supplied by Purchaser for inclusion in the Proxy Statement or any amendments thereof or supplements thereto will, at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.5    LITIGATION. There is no suit, action, investigation or
                ----------
proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to Purchaser's Knowledge, threatened against or affecting Purchaser or any Purchaser Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, which, if adversely determined, would have a Purchaser Material Adverse Effect, or which is seeking to enjoin consummation of the Reorganization or to obtain other relief in connection with this Agreement or the Reorganization, nor is there any judgment, decree, injunction, rule or order of any court,
                                       19
arbitrator or Applicable Governmental Authority outstanding against Purchaser or any Purchaser Subsidiary or any of their respective officers, directors, employees or agents, in their capacities as such, having, or which could reasonably be foreseen to have in the future, a Purchaser Material Adverse Effect.

         3.6    ADEQUATE FUNDS. At the Effective Time, Purchaser will have
                --------------
sufficient funds and capital to carry out its obligations under the Agreement and to consummate the Reorganization.

         3.7    NO SHARE OWNERSHIP. As of the date hereof, neither Purchaser,
                ------------------
any Affiliate nor any Purchaser Subsidiary owns any shares of Bancorp Common Stock.

         3.8    COMPLIANCE WITH LAWS.
                --------------------

                (a) The businesses of Purchaser and each Purchaser Subsidiary are not being conducted in violation of any Applicable Law and Regulation, including the BHCA, the FDI Act, the IBA, any laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, fair debt collection practices, usury, fair credit reporting, consumer protection, unfair trade practices, occupational safety, fair employment practices, fair labor standards, escheat and laws and regulations relating to employee benefits, and any statutes or ordinances relating to the properties occupied or used by Purchaser or any Purchaser Subsidiary, except for possible or actual violations which either individually or in the aggregate do not and, insofar as reasonably can be foreseen in the future, will not have a Purchaser Material Adverse Effect.

                (b) The policies, programs and practices of Purchaser and each Purchaser Subsidiary relating to wages, hours of work, and other terms and conditions of employment are in compliance in all material respects with Applicable Laws and Regulations governing employment and terms and conditions of employment. There are no disputes, claims, or charges, pending or, to Purchaser's Knowledge, threatened, against Purchaser or any Purchaser Subsidiary alleging breach of any express or implied employment contract or commitment, or material breach of any Applicable Law and Regulation relating to employment or terms and conditions of employment, and, to Purchaser's Knowledge, there is no basis for any valid claim or charge with regard to such matters.

                (c) No investigation or review by any Applicable Governmental Authority with respect to Purchaser or any Purchaser Subsidiary is pending or, to Purchaser's Knowledge, threatened, nor has any Applicable Governmental Authority indicated to Purchaser an intention to conduct the same, other than normal bank and bank holding company regulatory examinations and those whose outcome will not have a Purchaser Material Adverse Effect.

                (d) The Bank's current rating under the Community Reinvestment Act of 1977 and the regulations promulgated thereunder is "satisfactory."

         3.9    REGULATORY APPROVALS. Except as referred to in Section 3.3(b)
                --------------------                           --------------
hereof, or in connection, or in compliance with the provisions of the HSRA, the Securities Act, the Securities Exchange Act, the HOLA, the BHCA, the BMA, the IBA, the rules and regulations of the OTS and Federal Reserve, and the environmental, corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any other party is necessary for the consummation by Purchaser or MergerSub of the Reorganization. As of the date hereof, Purchaser knows of no reason why the Regulatory Approvals should not be obtained without the imposition of any material non-Purchaser condition or restriction.

         3.10   Regulatory Investigations.
                -------------------------

                (a) Neither Purchaser nor any Purchaser Subsidiary (i) is subject to any cease-and-desist or other order or enforcement action issued by,
(ii) is a party to any written agreement, consent agreement or memorandum of understanding with, (iii) is a party to any commitment letter or similar undertaking to, (iv) is subject to any order or directive by, (v) is a recipient of any supervisory letter from, or (vi) has adopted any policies, procedures or board resolutions at the request of any Regulatory Authority or other Applicable Governmental Authority that currently restricts in any material respect the ability of Purchaser to consummate the Reorganization, nor has Purchaser or any Purchaser Subsidiary been advised by any Regulatory Authority or other Applicable Governmental Authority that it is considering issuing, initiating, ordering or requesting any of the foregoing.

                (b) There is no unresolved violation, criticism or exception cited by the Illinois Office of Banks and Real Estate or any other Applicable Governmental Authority that would have a Purchaser Material Adverse Effect.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BANCORP

         Bancorp represents and warrants to Purchaser that each of the following statements in this Article IV is true and correct on the date hereof, is subject
                   ----------
to being updated pursuant to Section 7.6. As expressly set forth below in this
                             -----------
Article IV, certain representations and warranties are qualified by disclosures
----------
set forth in the Bancorp Disclosure Schedule.

         4.1  ORGANIZATION.
              ------------

         (a) Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets, properties and businesses and to carry on its businesses substantially as they have been and are now being conducted. Bancorp is qualified to do business and is in good standing in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to so qualify would not have a Bancorp Material Adverse Effect. Bancorp has all requisite corporate power and authority to enter into this Agreement and, upon the receipt of all Regulatory Approvals and the approval of the majority of the stockholders of Bancorp as hereinafter provided, to consummate the Reorganization. Bancorp is duly registered as a savings and loan holding company under the BHCA.

         (b) Target Bank is a federal savings bank duly organized and in existence under the laws of the United States and its deposits are insured by the FDIC to the full extent permitted under the FDI Act. Target Bank is a "qualified thrift lender," as that term is used in Section 10(m) of the HOLA. Target Bank has all requisite corporate power and authority, upon the receipt of all Regulatory Approvals and the approval of Bancorp as its sole stockholder, to consummate the Reorganization.

         4.2  AUTHORIZATION. The execution, delivery and performance of the
              --------------
Agreement and the consummation of the Reorganization have been duly approved and authorized by the boards of directors of Bancorp and Target Bank, and all necessary corporate action on the part of Bancorp and Target Bank has been taken, subject to the approval of this Agreement by the stockholders of Bancorp. The Agreement has been, or where applicable, will be, duly executed and delivered by Bancorp and Target Bank, as applicable, and, subject to the Regulatory Approvals, and, in the case of this Agreement and the Reorganization, the approval by the majority of the stockholders of Bancorp, will constitute the valid and binding obligations of Bancorp and Target Bank, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines. Neither the certificate of incorporation nor the bylaws of Bancorp will need to be amended to effectuate the Reorganization.

         4.3    CONFLICTS.
                ---------

                (a) The execution and delivery of the Agreement does not, and the consummation of the Reorganization will not, conflict with or result in any violation of the certificate of incorporation or bylaws of Bancorp or similar documents of any Bancorp Subsidiary. The execution and delivery of the Agreement does not, and the consummation of the Reorganization will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of, any obligation or result in the creation of any material lien, charge or encumbrance on any of the property or assets under any provision of any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree or Applicable Law and Regulation, other than any such conflicts, violations, defaults or losses of benefits that (i) individually or in the aggregate do not have a Bancorp Material Adverse Effect on Bancorp, or
(ii) will be cured or waived prior to the Effective Time.

         (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Applicable Governmental Authority is required by or with respect to Bancorp in connection with the execution and delivery of the Agreement or the consummation of the Reorganization, the absence of which would have a Bancorp Material Adverse Effect, except for the filings to be submitted by Purchaser and the Bank in order to obtain the Regulatory Approvals, the Proxy Statement, the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, any filings, approvals or no-action letters with or from state securities authorities, and any necessary antitrust filings, consents, waivers or approvals.

         4.4    ANTITAKEOVER PROVISIONS INAPPLICABLE. No "business combination,"
                ------------------------------------
"moratorium," "control share" or other state antitakeover statute or regulation, or any provision in Bancorp's certificate of incorporation or bylaws, (i) prohibits or restricts Bancorp's ability to perform its obligations under the Agreement, or its ability to consummate the Reorganization, (ii) would have the effect of invalidating or voiding the Agreement or any provision hereof or thereof, (iii) would subject Purchaser to any material impediment or condition in connection with the exercise of any of its rights under the Agreement, or
(iv) would require greater than a majority of the directors or greater than a majority of the stockholders of Bancorp to approve the Agreement.

         4.5    CAPITALIZATION AND STOCKHOLDERS.
                -------------------------------

                (a) The authorized capital stock of Bancorp consists of the following: (i) 4,000,000 shares of common stock, par value $0.01 per share (the "Bancorp Common Stock"), of which 1,863,951 shares are issued and outstanding and 74,509 shares are held by Bancorp as treasury shares; and (ii) 1,000,000 shares of Preferred Stock, $0.01 par value, none of which are issued and outstanding. All of the issued and outstanding shares of Bancorp Common Stock have been duly and validly authorized and issued, and are fully paid and non-assessable. None of the outstanding shares of Bancorp Common Stock are subject to any preemptive rights of the current or past stockholders of Bancorp. All of the issued and outstanding shares of Bancorp Common Stock will be entitled to vote to approve the Agreement.

                (b) The authorized capital stock of Target Bank consists of 4,000,000 shares of common stock, $1.00 par value per share (the "Target Bank Common Stock"), and 1,000,000 shares of preferred stock, $1.00 par value per share (the "Target Bank Preferred Stock"). All of the issued and outstanding shares of Target Bank Common Stock and Target Bank Preferred Stock have been duly and validly authorized and issued, and are fully paid and non-assessable. None of the outstanding shares of Target Bank Common Stock or Target Bank Preferred Stock are subject to any preemptive rights of the current or past stockholders of Target Bank.

                (c) Bancorp has reserved 193,846 shares of Bancorp Common Stock for issuance as options under the Bancorp Stock Option Plan, pursuant to which Bancorp Stock Options for an aggregate of 178,159 shares of Bancorp Common Stock have been granted and are outstanding. Bancorp has reserved 77,538 shares of Bancorp Common Stock for issuance as restricted stock under the Bancorp Stock Option Plan, pursuant to which 69,294 shares of Bancorp Restricted Stock have been granted and are outstanding, of which 55,387 shares are unvested. Except as set forth in this Section 4.5, there are no shares of capital stock or other
                  -----------
equity securities of Bancorp outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Bancorp, or contracts, commitments, understandings, or arrangements by which Bancorp is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. Each Bancorp Stock Option and share of Bancorp Restricted Stock is vested and exercisable or will be vested and exercisable as of the date set forth in
Schedule 4.5(c) to the Bancorp Disclosure Schedule and each Bancorp Stock
---------------
Option has an exercise price in the amount set forth in Schedule 4.5(c) to the
                                                        ---------------
Bancorp Disclosure Schedule.

         (d)   Schedule 4.5(d) to the Bancorp Disclosure Schedule accurately
               ---------------
identifies the names and addresses of all of the stockholders who, to Bancorp's Knowledge, beneficially own more than five percent (5%) of the shares of Bancorp Common Stock and the number of shares of Bancorp Common Stock held by each such stockholder, by each director and senior officer of Bancorp and by the Bancorp Benefits Plans. From the date hereof until the Effective Time, Bancorp shall, upon request, provide Purchaser with a complete list of all of its stockholders of record, including the names, addresses and number of shares of Bancorp Common Stock held by each stockholder. Without the advance written consent of Bancorp, Purchaser will not disclose or make use of the information provided by Bancorp pursuant hereto except as may be required in connection with the filings to be submitted in order to obtain the Regulatory approvals and as is otherwise specifically permitted by this Agreement.

         (e) Bancorp does not have outstanding any indebtedness which entitles the holder or holders thereof to exercise voting rights in connection with the election of its directors or the approval of the Reorganization, nor are there outstanding any options, warrants, calls, rights, commitments or agreements of any kind obligating Bancorp or any Bancorp Subsidiary to issue or sell any such indebtedness. There are no outstanding contractual obligations of Bancorp or any Bancorp Subsidiary to repurchase, redeem or otherwise acquire any shares of its capital stock or any of its indebtedness.

         4.6    THE BANCORP SUBSIDIARIES.
                ------------------------

         (a)    Schedule 4.6(a) to the Bancorp Disclosure Schedule accurately
                ---------------
identifies the number of shares of authorized and outstanding capital stock of the Bancorp Subsidiaries, and a description of the business of each Bancorp Subsidiary. Bancorp owns directly or indirectly all of the issued and outstanding shares of capital stock of each of the Bancorp Subsidiaries. Except as set forth in Schedule 4.6(a) to the Bancorp Disclosure Schedule, neither
                ---------------
Bancorp nor the Bancorp Subsidiaries own directly or indirectly any debt or equity securities, or other proprietary interest in any other corporation, joint venture, partnership, entity, association or other business. No capital stock of any of the Bancorp Subsidiaries is or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any of the Bancorp Subsidiaries. There are no contracts, commitments, understandings or arrangements relating to the rights of Bancorp to vote or to dispose of shares of the capital stock of any Bancorp Subsidiary. All of the shares of capital stock of each Bancorp Subsidiary held by Bancorp or a

Bancorp Subsidiary are fully paid and non-assessable and are owned by Bancorp or such Bancorp Subsidiary free and clear of any claim, lien or encumbrance.

         (b) Each Bancorp Subsidiary other than Target Bank is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is qualified to do business and in good standing in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to so qualify, either individually or in the aggregate, would not have a Bancorp Material Adverse Effect. Each Bancorp Subsidiary has the power and authority necessary for it to own, operate or lease its assets, properties and business and to carry on its business substantially as they have been and are now being conducted.

         4.7    SEC REPORTS. Prior to the execution of this Agreement, Bancorp
                -----------
has delivered or made available to Purchaser complete and accurate copies of the following (collectively and together with the deliveries required under Section
                                                                        -------
7.2(a) below, the "Bancorp SEC Reports"): (a) Bancorp's Annual Reports on Form
------
10-KSB for the years ended June 30, 2000, 2001 and 2002 as filed with the SEC;
(b) all Bancorp proxy statements and annual reports to stockholders used in connection with meetings of Bancorp's stockholders held since January 1, 2000;
(c) Bancorp's Quarterly Reports on Form 10-Q for the quarter ended September 30, 2002, as filed with the SEC; and (d) Bancorp's Current Reports on Form 8-K as filed with the SEC since January 1, 2000. Each Bancorp SEC Report was timely filed and as of their respective dates or as subsequently amended prior to the date hereof, each of the Bancorp SEC Reports (i) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which it was made, not misleading and (ii) complies as to form in all material respects with the applicable accounting requirements and the rules and regulations of the SEC.

         4.8    BANCORP REGULATORY REPORTS. Prior to the execution of this
                --------------------------
Agreement, Bancorp has delivered or made available to Purchaser complete and accurate copies of all reports that Bancorp has filed with the OTS since January 1, 2000, and will provide Purchaser with the reports required by
Section 7.2(b) hereof (collectively, the "Bancorp Regulatory Reports"). Since
--------------
January 1, 2000, Bancorp has filed in a timely manner all Bancorp Regulatory Reports that it was required to file with the OTS. As of their respective dates or as subsequently amended prior to the date hereof, each of the Bancorp Regulatory Reports (i) is true and correct in all material respects, (ii) complies in all material respects with applicable rules and regulations of the OTS applied on a consistent basis, and (iii) fairly presents the financial condition of Bancorp as of the dates thereof.

         4.9    TARGET BANK REGULATORY REPORTS. Prior to the execution of this
                ------------------------------
Agreement, Bancorp has delivered or made available to Purchaser complete and accurate copies of all reports that Target Bank has filed with the OTS since January 1, 1998, and will provide Purchaser with the reports required by Section
                                                                         -------
7.2(b) hereof (collectively, the "Target Bank Regulatory Reports"). Since
------
January 1, 1998, Target Bank has filed in a timely manner all

Target Bank Regulatory Reports that it was required to file with the OTS. As of their respective dates or as subsequently amended prior to the date hereof, each of the Target Bank Regulatory Reports (i) is true and correct in all material respects, (ii) complies in all material respects with applicable rules and regulations of the OTS, applied on a consistent basis, and (iii) fairly presents the financial condition of Target Bank as of the dates thereof.

         4.10   FINANCIAL STATEMENTS.
                --------------------

                (a) Prior to the execution of this Agreement, Bancorp has delivered or made available to Purchaser complete and accurate copies of Target Bank's audited financial statements for the fiscal year ended June 30, 2000 (the "Target Bank Financial Statements") and Bancorp's audited consolidated financial statements for the fiscal years ended June 30, 2001 and 2002, and unaudited financial statements for the quarter ended September 30, 2002 and months ending October 31, 2002 and November 30, 2002 (and for any subsequent month-end and quarter-end that occurred prior to the 24th day preceding the date hereof), and will provide purchaser with the Bancorp reports required by
Section 7.2(d) hereof (collectively with the Target Bank Financial Statements,
--------------
the "Bancorp Financial Statements"). The Bancorp Financial Statements and the financial statements (including any footnotes thereto) contained in the Bancorp SEC Reports have been or will be, as the case may be, prepared in accordance with GAAP, applied on a consistent basis during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by SEC Form 10-Q, and fairly present or will fairly present, as the case may be, the financial position of Target Bank (with respect to the Target Bank Financial Statements) and Bancorp as of the dates thereof and the results of operations, changes in stockholders' equity and cash flows for the periods then ended (subject, in the case of the unaudited statements, to recurring year end adjustments normal in nature and amount and the absence of footnotes).

         (b) Bancorp has delivered or made available to Purchaser copies of the balance sheets of Target Bank as of the month ending November, 2002 (and for any subsequent month-end and quarter-end that occurred prior to the 24th day preceding the date hereof), and the related statements of income, changes in shareholder's equity and cash flows for the period(s) then ended, and will provide Purchaser with the Target Bank reports required by Section 7.2(d) hereof
                                                           --------------
(collectively, the "Target Bank Interim Financial Statements"). The Target Bank Interim Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the period involved and fairly present the financial position of Target Bank (subject, in the case of interim statements, to recurring year end adjustments normal in nature and amount and the absence of footnotes).

         (c) Since June 30, 2002, Bancorp and the Bancorp Subsidiaries have not undergone, suffered or experienced any Bancorp Material Adverse Effect. Since June 30, 2002, Bancorp and the Bancorp Subsidiaries have conducted their respective businesses only in the ordinary course consistently with past practices. No facts or circumstances have been discovered from which it reasonably appears that Bancorp will undergo, suffer or experience a Bancorp Material Adverse Effect.

         4.11   REGULATORY INVESTIGATIONS.
                -------------------------

                (a) Neither Bancorp nor any of Bancorp Subsidiary (i) is subject to any cease-and-desist or other order or enforcement action issued by,
(ii) is a party to any written agreement, consent agreement or memorandum of understanding with, (iii) is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, (iv) has been since January 1, 1998, a recipient of any supervisory letter from, (v) has been ordered to pay any civil money penalty by, or (vi) has adopted any policies, procedures or board resolutions at the request of any Regulatory Authority or other Applicable Governmental Authority that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, nor has Bancorp or any Bancorp Subsidiary been advised by any Regulatory Authority or other Applicable Governmental Authority that it is considering issuing, initiating, ordering or requesting any of the foregoing.

                (b) Except for routine examinations conducted by the OTS in the regular course of the business of Bancorp or any Bancorp Subsidiary, no Applicable Governmental Authority has initiated any proceeding or, to Bancorp's Knowledge, investigation into the business or operations of Bancorp or any Bancorp Subsidiary within the past three (3) years. There is no unresolved violation, criticism or exception by the OTS, the SEC or any other Applicable Governmental Authority that would have a Bancorp Material Adverse Effect.

         4.12   COMPLIANCE WITH LAWS.
                --------------------

                (a) The businesses of Bancorp and each Bancorp Subsidiary are not being conducted in violation of any Applicable Laws and Regulations, including the HOLA, the FDI Act, any laws affecting financial institutions (including those pertaining to the Bank Secrecy Act, the investment of funds, the lending of money, the collection of interest and the extension of credit), federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, fair debt collection practices, usury, fair credit reporting, consumer protection, unfair trade practices, occupational safety, fair employment practices, fair labor standards, escheat and laws and regulations relating to employee benefits, and any statutes or ordinances relating to the Bancorp Properties, except for possible violations which either individually or in the aggregate do not and will not have a Bancorp Material Adverse Effect.

                (b) The policies, programs and practices of Bancorp and each Bancorp Subsidiary relating to wages, hours of work, and other terms and conditions of employment are in compliance in all material respects with Applicable Laws and Regulations governing employment and terms and conditions of employment. There are no disputes, claims, or charges, pending or, to Bancorp's Knowledge, threatened, against Bancorp or any Bancorp Subsidiary alleging breach of any express or implied employment contract or commitment, or a material breach of any Applicable Law and Regulation relating to employment or terms and conditions of employment, and, to Bancorp's Knowledge, there is no basis for any valid claim or charge with regard to such matters.

                (c)   Schedule 4.12(c) to the Bancorp Disclosure Schedule sets
                      ----------------
forth Target Bank's current rating under the Community Reinvestment Act of 1977 and the regulations promulgated thereunder.

         4.13   LITIGATION. Schedule 4.13 to the Bancorp Disclosure Schedule
                ----------
includes copies of all attorney responses to auditor letters provided in connection with the Bancorp Financial Statements. Except as disclosed in
Schedule 4.13 to the Bancorp Disclosure Schedule, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to Bancorp's Knowledge, threatened against or affecting Bancorp or any Bancorp Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, which is seeking damages against Bancorp, any Bancorp Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such. None of the matters disclosed in Schedule 4.13 to the Bancorp Disclosure Schedule has or will have a Bancorp Material Adverse Effect, or is seeking to enjoin the consummation of any aspect of the Reorganization, or to obtain other relief in connection with the Agreement or the Reorganization. No judgment, decree, injunction, rule or order of any court, arbitrator or Applicable Governmental Authority is outstanding against Bancorp or any Bancorp Subsidiary or any of their respective officers, directors, employees or agents, in their capacities as such, having, or which could have a Bancorp Material Adverse Effect.

         4.14   LICENSES. Bancorp and each Bancorp Subsidiary hold all licenses,
                --------
certificates, permits, franchises and all patents, trademarks, service marks, trade names, copyrights or rights thereto, and adequate authorizations, approvals, consents, licenses, clearances and orders or registrations with all Applicable Governmental Authorities that are material to the conduct of their respective businesses as now conducted and as presently proposed to be conducted.

         4.15   Taxes.
                -----

                (a) Bancorp and each Bancorp Subsidiary and all members of any consolidated, affiliated, combined or unitary group of which Bancorp or any of the Bancorp Subsidiaries is a member have each timely filed all Tax and Tax information returns or reports, including all Forms 1099, 1098 and 5498 and the federal and state tax returns for the tax year ended June 30, 2002, required to be filed (all such returns and reports being correct and complete in all material respects), and have paid (or Bancorp has paid on behalf of each Bancorp Subsidiary), or have accrued on their respective books and set up an adequate reserve for the payment of, all Taxes required to be paid in respect of the periods covered by such returns or reports, and have accrued on their respective books and set up an adequate reserve for the payment of all income and other Taxes anticipated to be payable. Neither Bancorp nor any Bancorp Subsidiary is delinquent in the payment of any Tax, assessment or governmental charge. No deficiencies for any Taxes have been proposed, asserted or assessed against Bancorp or any Bancorp Subsidiary that have not been resolved or settled, and no requests for waivers of the statute of limitations to assess any such Tax are pending or have been agreed to. Except as set forth on Schedule 4.15(a) to the
                                                       ----------------
Bancorp Disclosure Schedule, the Tax returns and reports of Bancorp and each Bancorp Subsidiary have not been audited by either the IRS, the Indiana Department of Revenue, the Delaware Department of Revenue, or any other federal, state or local Taxing authorities, for any of the last ten (10) years. Neither Bancorp nor any Bancorp Subsidiary is a party to any action or proceeding by any Applicable Governmental Authority for the assessment or the collection of Taxes. Deferred Taxes of Bancorp and each Bancorp Subsidiary have been accounted for in accordance with GAAP and consistent with past practices. Bancorp and each Bancorp Subsidiary has delivered to Purchaser correct and complete copies of all federal and state income Tax returns and reports and supporting schedules for all Tax years since June 30, 1992. For purposes of this Agreement, "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, prohibited transaction, stamp, occupation, premium, property or windfall profits tax, environmental tax, customs duty, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, workers' compensation, employment-related insurance, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other tax, fee or assessment imposed by a taxing jurisdiction, including any interest, penalties or additional amounts in respect of the foregoing, for each party hereto and its commonly controlled entities and all members of any consolidated, affiliated, combined or unitary group of which any of them is a member.

         (b) Bancorp has not filed any consolidated federal income tax return with an "affiliated group" within the meaning of Section 1504 of the Code where Bancorp was not the common parent of the group. Neither Bancorp nor any Bancorp Subsidiary is, or has been, a party to any Tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability to anyone other than Bancorp or any Bancorp Subsidiary.

         (c) Bancorp and each Bancorp Subsidiary have each withheld amounts from its employees, stockholders, borrowers and holders of deposit accounts in compliance with the tax withholding provisions of Applicable Laws and Regulations, has filed all federal, state and local returns and reports for all years for which any such return or report would be due with respect to employee income tax withholding, social security, unemployment taxes, income and other Taxes and all payments or deposits with respect to such Taxes have been timely made and, except as set forth in Schedule 4.15(c) to the Bancorp
                                        ----------------
Disclosure Schedule, has notified all employees, stockholders and holders of deposit accounts of their obligations to file all forms, statements or reports with it in accordance with applicable federal, state and local Tax laws and has taken reasonable steps to insure that such employees, stockholders and holders of deposit accounts have filed all such forms, statements and reports with it.

         4.16   INSURANCE. Schedule 4.16 to the Bancorp Disclosure Schedules
                ---------  -------------
includes copies of all insurance policies and bonds presently maintained by Bancorp or the Bancorp Subsidiaries with respect to their respective businesses, operations, properties or assets. All such insurance policies and bonds are in full force and effect. Neither Bancorp nor any Bancorp Subsidiary is in default of any of its obligations under any such insurance policy or bond. Bancorp and each Bancorp Subsidiary maintain all insurance and bonds they are required to carry by law or by any agreement by which they are bound. Schedule 4.16 to the
                                                          -------------
Bancorp Disclosure Schedule lists and briefly describes all claims that have been filed under such insurance policies and bonds and the current status of such claims. All such claims have been filed in due and timely fashion. Neither Bancorp nor any Bancorp Subsidiary has had an insurance policy or bond cancelled or non-renewed by the issuer of the policy or bond within the past five (5) years.

         4.17   LOANS.
                -----

                (a)   Except as disclosed in Schedule 4.17(a) to the Bancorp
                                             ----------------
Disclosure Schedule, each loan, loan agreement, note, lease or other borrowing agreement, any participation therein, and any guaranty, renewal or extension thereof (collectively, "Loans") reflected as an asset on any of the Bancorp Financial Statements, the Bancorp SEC Reports, the Bancorp Regulatory Reports, the Target Bank Regulatory Reports or the Target Bank Interim Financial Statements is evidenced by documentation that is customary and legally sufficient in all material respects and constitutes, to Bancorp's Knowledge, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors rights generally or equitable principles or doctrines. To Bancorp's Knowledge, no obligor named therein is seeking to avoid the enforceability of any term of any Loan under any such laws or equitable principles or doctrines, and no Loan is subject to any defense, offset or counterclaim.

         (b) All Loans originated by Bancorp or any Bancorp Subsidiary, and all Loans purchased by Bancorp or any Bancorp Subsidiary, were made or purchased in accordance with the policies of the boards of directors of Bancorp and such Bancorp Subsidiary and in the ordinary course of the business of Bancorp and such Bancorp Subsidiary. Except as set forth in Schedule 4.17(b) to the Bancorp
                                                ----------------
Disclosure Schedule, Target Bank's interest in all Loans is free and clear of any security interest, lien, encumbrance or other charge, and Bancorp and each Bancorp Subsidiary have complied in all material respects with all Applicable Laws and Regulations relating to such Loans.

         (c)    Except as disclosed in Schedule 4.17(c) to the Bancorp
                                       ----------------
Disclosure Schedule, neither Bancorp nor Target Bank is a party to any Loan (i) under the terms of which the obligor is more than sixty (60) days delinquent in payment of principal or interest or in default of any other material provision as of the dates shown thereon or for which Target Bank has discontinued the accrual of interest; (ii) that has been classified as "substandard," "doubtful," "loss," "other loans especially mentioned" or any comparable classifications by Bancorp or Target Bank, or by any Applicable Governmental Authority, (iii) that has been listed on any "watch list" or similar internal report of Bancorp or Target Bank or has been categorized as a "potential problem loan" in any Bancorp SEC Report; or (iv) to an Affiliate of an obligor under any Loan described in clause (i), (ii) or (iii) hereof.

         (d) The allowance for loan and lease losses reflected in the financial statements (including footnotes thereto) contained in any of the Bancorp SEC Reports, the Bancorp Financial Statements, the Bancorp Regulatory Reports, the Target Bank Regulatory

Reports or the Target Bank Interim Financial Statements was determined on the basis of Bancorp's continuing review and evaluation of the Loan portfolio under the requirements of GAAP and Applicable Laws and Regulations, was established in a manner consistent with the Loan Loss Reserve Policy, and, in the reasonable judgment of Bancorp, is adequate in all material respects as of their respective dates under the requirements of GAAP and Applicable Laws and Regulations to provide for possible or specific losses, net of recoveries relating to Loans previously charged-off, on Loans outstanding.

         (e)    Schedule 4.17(e) to the Bancorp Disclosure Schedule contains a
                ----------------
complete list of the Target Bank REO and other repossessed property. The Target Bank REO and other repossessed property are carried on the Bancorp SEC Reports, the Bancorp Financial Statements, the Bancorp Regulatory Reports, the Target Bank Regulatory Reports and the Target Bank Financial Statements in accordance with GAAP.

         (f) All guarantees of indebtedness owed to Bancorp or any Bancorp Subsidiary, including those of the Federal Housing Administration, the Small Business Administration, and other state and federal agencies, are valid and enforceable, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors rights generally or equitable principles or doctrines, and except as would not have a Bancorp Material Adverse Effect.

         (g) In originating, underwriting, servicing, and discharging Loans, mortgages, land contracts, and contractual obligations relating thereto, either for their own account or for the account of others, Bancorp and each Bancorp Subsidiary have complied with all applicable terms and conditions of such obligations and with all Applicable Laws and Regulations, contractual requirements, and procedures with respect to such servicing, except where the failure to comply would not have a Bancorp Material Adverse Effect.

         (h) A true, correct and complete copy of the lending policy (the "Loan Policy") and the policy for establishing the allowance for loan and lease losses (the "Loan Loss Reserve Policy") for Bancorp and Target Bank, in each case as in effect as of the date hereof, are set forth on Schedule 4.17(h) to
                                                          ----------------
the Bancorp Disclosure Schedule.

         4.18   INVESTMENTS.
                -----------

         (a)    Set forth on Schedule 4.18(a) to the Bancorp Disclosure Schedule
                             ----------------
is a complete and accurate list of all investment and debt securities, mortgage-backed and related securities, marketable equity securities and securities purchased under agreements to resell that are owned by Bancorp or any Bancorp Subsidiary (together with any securities hereafter acquired, the "Investment Securities"). Schedule 4.18(a) shows, as of November 30, 2002, the
                          ----------------
applicable CUSIP numbers, the applicable maturity dates and the applicable coupon rates of the Investment Securities, the carrying values and estimated fair values of investment and debt securities, the gross carrying value and estimated fair value of the mortgage-backed and related securities, and the estimated cost and the estimated fair value of the marketable equity securities.

         (b)    Except as set forth in Schedule 4.18(b) to the Bancorp
                                       ----------------
Disclosure Schedule, none of the Investment Securities is subject to any restriction, whether contractual or statutory, that materially impairs the ability of Bancorp freely to dispose of such investment at any time. With respect to all material repurchase agreements to which Bancorp or any Bancorp Subsidiary is a party, Bancorp or such Bancorp Subsidiary has a valid, perfected first lien or security interest in the securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

         (c)    Except as set forth in Schedule 4.18(c) to the Bancorp
                                       ----------------
Disclosure Schedule, neither Bancorp nor any Bancorp Subsidiary has sold or otherwise disposed of any assets in a transaction in which the acquiror of such assets or other Person has the right, either conditionally or absolutely, to require Bancorp or any Bancorp Subsidiary to repurchase or otherwise reacquire any such assets.

         (d) All Investment Securities that are classified as "held to maturity," "available for sale" and "trading" held by Bancorp or any Bancorp Subsidiary have been classified and accounted for in accordance with SFAS 115 and the intentions of Bancorp's management.

         (e) There are no interest rate swaps, caps, floors, option agreements or other interest rate risk management arrangements to which Bancorp or any Bancorp Subsidiary is a party or by which any of its assets or properties may be bound.

         (f) A true, correct and complete copy of the policy as in effect as of the date hereof for Bancorp and Target Bank regarding investments, funds management and liquidity/interest rate risk (the "Asset/Liability Management Policy") is set forth on Schedule 4.18(f) to the Bancorp Disclosure Schedule.

         4.19   BANCORP BENEFIT PLANS.
                ---------------------

                (a)   Schedule 4.19(a) to the Bancorp Disclosure Schedule
                      ----------------
contains a list and a true and correct copy (or, a description with respect to any oral employee benefit plan, practice, policy or arrangement), including all amendments thereto, of each compensation, consulting, employment, termination or collective bargaining agreement, and each stock option, stock purchase, stock appreciation right, recognition and retention, life (including split-dollar arrangements), health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation agreement or any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral or written, covering employees, former employees, directors or former directors of Bancorp or each Bancorp Subsidiary or their respective beneficiaries, including any employee benefit plans within the meaning of
Section 3(3) of ERISA, which Bancorp or any Bancorp Subsidiary maintains, to which Bancorp or any Bancorp Subsidiary contributes, or under which any employee, former employee, director or former director of Bancorp or any Bancorp Subsidiary is covered or has benefit rights and pursuant to which any liability of Bancorp or any Bancorp Subsidiary exists or is reasonably likely to occur (the "Bancorp Benefit Plans"), and current summary plan descriptions, trust agreements, and insurance contracts and IRS Form 5500 or 5500-C (for the three most recently completed plan years) with respect thereto. Except as set forth on Schedule 4.19(a) of the Bancorp Disclosure Schedule, Bancorp neither maintains nor has entered into any Bancorp Benefit Plan or other document, plan or agreement which contains any change in control provisions which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees of Bancorp or any Bancorp Subsidiary or their respective beneficiaries, or other provisions, which would cause an increase in the liability of Bancorp or any Bancorp Subsidiary or to Purchaser as a result of the Reorganization or any related action thereafter
(as used in this Section 4.19, a "Change in Control Benefit").

The term "Bancorp Benefit Plans" as used herein refers to all plans contemplated under the preceding sentences of this Section 4.19, provided that the term
                                      ------------
"Plan" or "Plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. No Bancorp Benefit Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA. Neither Bancorp nor any Bancorp Subsidiary has been notified by any Applicable Governmental Authority to amend any payments or other compensation paid or payable by Bancorp or any Bancorp Subsidiary under this Agreement, any Bancorp Benefit Plan or otherwise, to or for the benefit of any employee or director of Bancorp or any Bancorp Subsidiary and to Bancorp's Knowledge or all the Bancorp Subsidiaries, all such payments are in compliance with all applicable rules, regulations and bulletins promulgated by the Applicable Governmental Authorities.

                (b)   Each of the Bancorp Benefit Plans that is intended to be
a pension, profit sharing, stock bonus, thrift, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code ("Bancorp Qualified Plans") has been determined by the IRS to qualify under Section
401(a) of the Code, or an application for determination of such qualification will be timely made to the IRS prior to the end of the applicable remedial amendment period under Section 401(b) of the Code (a copy of each such determination letter or pending application is included in Schedule 4.19(b) of
                                                           ----------------
the Bancorp Disclosure Schedule), and, to Bancorp's Knowledge, there exist no circumstances likely to materially adversely affect the qualified status of any such Bancorp Qualified Plan. All such Bancorp Qualified Plans established or maintained by Bancorp or each Bancorp Subsidiary or to which Bancorp or any Bancorp Subsidiary contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements in effect as of the Effective Time) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such Bancorp Qualified Plans. Except as set forth in Schedule 4.19(b) of the Bancorp
                                                ----------------
Disclosure Schedule, no Bancorp Qualified Plan is a defined benefit pension plan that is subject to Title IV of ERISA. All accrued contributions and other payments required to be made by Bancorp or each Bancorp Subsidiary to any Bancorp Benefit Plan through the date hereof, have been made or reserves adequate for such purposes as of the date hereof, have been set aside therefor and reflected in Bancorp Financial Statements. Neither Bancorp nor any Bancorp Subsidiary has accumulated any funding deficiency under Section 412 of the Code. For each Bancorp Qualified Plan that is a defined benefit pension plan, the net fair market value of assets under the Plan exceeds the actuarial present value of the accumulated Plan benefits, both vested and non-vested, as determined on the basis of the actuarial methods and assumptions used for purposes of the most recent actuarial report for the Plan filed with the IRS. Bancorp has the right to withdraw from the FIRF without incurring any cost, expense or liability other than pursuant to Section 4064 of ERISA. Neither Bancorp nor any Bancorp Subsidiary is in material default in performing any of its respective contractual obligations under any of the Bancorp Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan.

         (c) There is no pending or, to Bancorp's Knowledge, threatened litigation or pending claim (other than benefit claims made in the ordinary course) by or on behalf of or against any of Bancorp Benefit Plans (or with respect to the administration of any of such Plans) now or heretofore maintained by Bancorp or any Bancorp Subsidiary that allege violations of any Applicable Laws or Regulations or the terms of the Plan which are reasonably likely to result in a Liability on the part of Bancorp or any Bancorp Subsidiary or any such Plan.

         (d) Bancorp and each Bancorp Subsidiary and all other Persons having fiduciary or other responsibilities or duties with respect to any Bancorp Benefit Plan are, and since the inception of each such Plan have been, in substantial compliance with, and each such Plan is and has been operated in substantial accordance with, its provisions and in substantial compliance with the Applicable Laws and Regulations governing such Plan, including the rules and regulations promulgated by the Department of Labor, the PBGC and the IRS under ERISA, the Code or any other applicable law. No "reportable event" (as defined in Section 4043(b) of ERISA) has occurred with respect to any Bancorp Benefit Plan. No Bancorp Benefit Plan has engaged in or been a party to a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975(c) of the Code) without an exemption thereto under Section 408 of ERISA or 4975(d) of the Code. All Bancorp Benefit Plans that are group health plans have been operated in compliance with the group health plan continuation requirements of Section 4980B of the Code and Sections 601-609 of ERISA and with the certification of prior coverage and other requirements of Sections 701-702 of ERISA.

         (e) Neither Bancorp nor any Bancorp Subsidiary has incurred, nor to Bancorp's Knowledge or the Knowledge of such Bancorp Subsidiary is reasonably likely to incur, any liability under Title IV of ERISA in connection with any Plan subject to the provisions of Title IV of ERISA now or heretofore maintained or contributed to by it or by Target Bank.

         (f)    Except as set forth on Schedule 4.19(f) to the Bancorp
                                       ----------------
Disclosure Schedule, neither Bancorp nor any Bancorp Subsidiary has made any payments, or is or has been a party to any agreement or any Bancorp Benefit Plan, that under any circumstances could obligate it, Target Bank, any other Bancorp Subsidiary or any successor of any of them, to make any payment that is not or will not be deductible in full because of
Section 162(m) or 280G of the Code.

         (g)    Schedule 4.19(g) to the Bancorp Disclosure Schedule describes
                ----------------
any obligation that Bancorp or any Bancorp Subsidiary has to provide health or welfare benefits to retirees or other former employees, directors or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA), including information as to the number of retirees, other former employees or directors and dependents entitled to such coverages and their ages.

         (h)    Schedule 4.19(h) to the Bancorp Disclosure Schedule lists: (i)
                ----------------
each director, officer and other employee of Bancorp and each Bancorp Subsidiary who is eligible to receive a Change in Control Benefit, showing the amount of each such Change in Control Benefit and the basis and methodology of the calculation thereof, estimated compensation for calendar year 2002 based upon compensation received to the date of this Agreement, and the individual's rate of salary in effect on the date of this Agreement, the individual's participation in any bonus or other employee benefit plan, and such individual's compensation from Bancorp or any Bancorp Subsidiary for each of the calendar years 1997 through 2002 as reported by Bancorp or each Bancorp Subsidiary on IRS Form W-2 or Form 1099; (ii) a listing of each Bancorp Stock Option, showing the holder thereof, the number of shares, the exercise price per share and a copy of the award agreements relating thereto; (iii) a listing of Bancorp Restricted Stock, showing each holder thereof, the number of shares of each holder and a copy of the award agreements relating thereto; (iv) a listing of the participants in the Bancorp Employee Stock Ownership Plan ("ESOP"), showing the number of outstanding shares of Bancorp Common Stock credited to each participant, the vesting dates thereof, and the unpaid balance of any loans owing by the ESOP to Bancorp or any party as of the date hereof (the "ESOP Loan"), the number of unallocated shares of Bancorp Common Stock under the ESOP; and (v) each officer or director for whom a supplemental executive retirement, salary continuation or deferred compensation plan or agreement is maintained, showing the calculations of the amounts due under each such plan or agreement and the payment schedule thereof, and the amounts accrued in the Bancorp Financial Statements with respect thereto.

         (i) Bancorp and each Bancorp Subsidiary have filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each Bancorp Benefit Plan with the IRS, the PBGC, the Department of Labor, as prescribed by the Code or ERISA, or regulations issued thereunder. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings, and there were no misstatements or omissions in any such filing which would have a Bancorp Material Adverse Effect.

         (j) Neither Bancorp nor any Bancorp Subsidiary is a party to or bound by any collective bargaining agreement and, to Bancorp's Knowledge, no labor union claims to or is seeking to represent any employees of Bancorp or any Bancorp Subsidiary.

         (k) Neither Bancorp nor any Bancorp Subsidiary has any obligation to any former employee, or any current employee upon retirement, under any Bancorp Benefit Plan or otherwise, other than those disclosed in the Bancorp Disclosure Schedules, and any Bancorp Benefit Plan can be terminated as of or after the Effective Time without resulting in any liability to Purchaser for any additional contributions, penalties, premiums, fees, fines, excise taxes, or any other charges or liabilities.

         4.20   ENVIRONMENTAL MATTERS.
                ---------------------

                (a) To the Knowledge of Bancorp, there are no present or past conditions on Bancorp Properties or Mortgaged Premises involving or resulting from a past or present storage, spill, discharge, leak, emission, injection, escape, dumping or release of any kind whatsoever of any Hazardous Materials or from any generation, transportation, treatment, storage, disposal, use or handling of any Hazardous Materials, that would have a Bancorp Material Adverse Effect.

                (b) Bancorp and each Bancorp Subsidiary are in compliance in all material respects with all applicable Environmental Laws. Neither Bancorp nor any Bancorp Subsidiary have received notice of, nor to their Knowledge are there outstanding or pending, any public or private claims, lawsuits, citations, penalties, unsatisfied abatement obligations or notices or orders of non-compliance relating to the environmental condition of Bancorp Properties, which have or may have a Bancorp Material Adverse Effect.

                (c) To the Knowledge of Bancorp, no Bancorp Properties are currently undergoing remediation or cleanup of Hazardous Materials or other environmental conditions, the actual or estimated cost of which may have a Bancorp Material Adverse Effect.

                (d) To the Knowledge of Bancorp, Bancorp and each Bancorp Subsidiary have all governmental permits, licenses, certificates of inspection and other authorizations governing or protecting the environment necessary to conduct its present business. Further, Bancorp warrants and represents that these permits, licenses, certificates of inspection and other authorizations are fully transferable, to the extent permitted by law, to Purchaser.

         4.21   INTELLECTUAL PROPERTY. With respect to each item of Intellectual
                ---------------------
Property owned by Bancorp or any Bancorp Subsidiary, Bancorp or such Bancorp Subsidiary possesses all right, title and interest in and to the item, free and clear of any lien, claim, royalty interest or encumbrance. With respect to each item of Intellectual Property that Bancorp or any Bancorp Subsidiary is licensed or authorized to use, the license, sublicense, agreement or permission covering such item is legal, valid, binding, enforceable and in full force and effect and has not been breached by any party thereto. Neither Bancorp nor any Bancorp Subsidiary has ever received any charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation with or of any intellectual property rights of a third party, including any claims that Bancorp or such Bancorp Subsidiary must license or refrain from using any intellectual property rights of a third party. To Bancorp's Knowledge, neither Bancorp nor any Bancorp Subsidiary has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties and no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of Bancorp or any Bancorp Subsidiary.

         4.22   PROPERTIES.
                ----------

                (a)   Schedule 4.22(a) to the Bancorp Disclosure Schedule
                      ----------------
contains a list and description of all Bancorp Properties as of June 30,
2002. Bancorp and each Bancorp Subsidiary have good, sufficient and marketable title to such Bancorp Properties, except for (i) assets and properties disposed of since such date in the ordinary course of business, (ii) Bancorp Permitted Liens, none of which, in the aggregate, are material to the assets of Bancorp on a consolidated basis and (iii) as set forth in Schedule 4.22(a) to the Bancorp
                                               ----------------
Disclosure Schedule. All buildings, structures, fixtures and appurtenances comprising part of the Bancorp Properties are in good operating condition and have been well-maintained, reasonable wear and tear excepted. Bancorp and each Bancorp Subsidiary have title or other rights to its assets sufficient in all material respects for the conduct of their respective businesses as presently conducted, and such assets are free, clear and discharged of, and from any and all liens, charges, encumbrances, security interests and/or equities. Title to all Bancorp Properties listed on Schedule 4.22(a) as being owned by Bancorp or a
                                 ----------------
Bancorp Subsidiary is held in fee simple.

                (b)   Schedule 4.22(b) to the Bancorp Disclosure Schedule
                      ----------------
contains copies of all leases of real or personal property to which Bancorp or any Bancorp subsidiary is a party as lessee. All such leases are valid, effective, and enforceable against the lessor in accordance with their respective terms. There is not under any of such leases any existing default, or any event which, with notice or lapse of time or both, would constitute a default, with respect to either Bancorp or any Bancorp Subsidiary, or to Bancorp's Knowledge, the other party. None of such leases contains a prohibition against assignment by Bancorp or any Bancorp Subsidiary, by operation of law or otherwise, or any other provision that would preclude Purchaser or any Purchaser Subsidiary from possessing and using the leased premises or property for the same purposes and upon the same rental and other terms upon the consummation of the Merger as are applicable to the possession and use of such premises or property by Bancorp or any Bancorp Subsidiary as of the date of this Agreement. Neither Bancorp nor any Bancorp Subsidiary has made a prior assignment for collateral purposes of any such lease.

         4.23   ADA COMPLIANCE. Neither Bancorp nor any Bancorp Subsidiary has
                --------------
received any written notice that any "alteration" (as such term is defined in the Americans with Disabilities Act and the regulations issued thereunder (collectively, the "ADA")) to the respective business properties and facilities of Bancorp and each Bancorp Subsidiary, including automated teller machines (collectively, the "Company Facilities") undertaken after January 26, 1992, are not in compliance in all material respects with the ADA and the ATBCB Accessibility Guidelines for Buildings and Facilities ("ADAAG"). Neither Bancorp nor any Bancorp Subsidiary has received any written notice of any investigation, proceeding or complaint, formal or informal, pending or overtly threatened against Bancorp or any Bancorp

Subsidiary in connection with the Company Facilities under ADA, ADAAG, or any other local, state or federal law concerning accessibility for individuals with disabilities.

         4.24   FIDUCIARY ACCOUNTS. Schedule 4.24 to the Bancorp Disclosure
                ------------------
Schedule contains a list and a brief description of all accounts for which Target Bank acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor. Target Bank has administered all accounts required to be listed in Schedule 4.24 to the Bancorp Disclosure Schedule in accordance with the terms of the governing documents, Applicable Laws and Regulations and the common law. The accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

         4.25   INDEMNIFICATION. To Bancorp's Knowledge, no action or failure
                ---------------
to take action by any director, officer, employee or agent of Bancorp or any Bancorp Subsidiary has occurred that may give rise to a claim or a potential claim by any such Person for indemnification against Bancorp or any Bancorp Subsidiary under any agreement with, or the corporate indemnification provisions of, Bancorp or any Bancorp Subsidiary, or under any Applicable Laws and Regulations.

         4.26   INSIDER INTERESTS. Except as set forth on Schedule 4.26 to the
                -----------------                         -------------
Bancorp Disclosure Schedule, or as otherwise disclosed in the Bancorp Disclosure Schedule, no officer or director of Bancorp or any Bancorp Subsidiary, any member of the Immediate Family of any such Person, and no entity that any such Persons "controls" within the meaning of Regulation O of the FRB, has any Loan, deposit account or any other agreement with Bancorp or any of the Bancorp Subsidiaries, any interest in any material property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of Bancorp or any of the Bancorp Subsidiaries, or any other interest or transaction that would be required to be disclosed under Regulation S-K of the SEC.

         4.27   ADDITIONAL DISCLOSURE ITEMS. Schedule 4.27 to the Bancorp
                ---------------------------  -------------
Disclosure Schedule contains the following information or copies of the following documents, if and to the extent any of the following are not specifically included in other Schedules to the Bancorp Disclosure Schedule or the Bancorp SEC Reports:

                (a) A list and description of each outstanding letter of credit and each commitment to issue or confirm a letter of credit in excess of $25,000 to which Bancorp or any Bancorp Subsidiary is a party and/or under which it may (contingently or otherwise) have any Liability.

                (b) Complete and correct copies of the certificate of incorporation, charter and bylaws of Bancorp and each Bancorp Subsidiary.

                (c) A list and description of all powers of attorney granted by Bancorp or any Bancorp Subsidiary that are currently in force.

                (d) All judgments, orders, injunctions, court decrees or settlement agreements arising out of or relating to the labor and employment practices or decisions of Bancorp or each Bancorp Subsidiary which, by their terms, continue to bind or affect Bancorp, any Bancorp Subsidiary or any of its assets.

                (e) All orders, decrees, memoranda, agreements or understandings with any Applicable Governmental Authority that are binding upon or affecting the current operations of Bancorp or any Bancorp Subsidiary (but that are not affecting only specific deposit accounts or Loans of certain customers of Target Bank) or any of their directors or officers in their capacities as such.

                (f) All trademarks, trade names, service marks, patents, or copyrights, whether registered or the subject of an application for registration, which are owned by Bancorp or any Bancorp Subsidiary or licensed from a third party (excluding computer software programs, source codes and related materials) (collectively, the "Intellectual Property").

                (g) All contracts, agreements or commitments, or amendments thereto, to which Bancorp and any Bancorp Subsidiary is a party that:

                      (i) affect ownership, title to or the use of any Bancorp Properties;

                      (ii) relate to employment, severance or consulting arrangements, or legal, tax or any similar professional service arrangements, with any Person;

                      (iii) provide for the payment of commissions to or the sharing of profits with any Person;

                      (iv) require the consent or approval of, or notice to, any Person as a result of or in connection with the Merger or any merger of Target Bank with and into the Bank;

                      (v)    involve data processing or merchant processing;

                      (vi) involve the guaranty or accommodation by Bancorp or any Bancorp Subsidiary of the Liabilities of any Person;

                      (vii) contain any covenant limiting the right of Bancorp or any Bancorp Subsidiary to engage in any line of business or compete with any Person, or limiting the right of any Person to compete with Bancorp or a Bancorp Subsidiary or solicit its employees or customers;

                      (viii) relate to any license or permit that is necessary to the operation of the business of Bancorp or any Bancorp Subsidiary;

                      (ix) except for (A) the certificate of incorporation or bylaws of Bancorp or any similar documents of any Bancorp Subsidiary (copies of which have been provided pursuant to Section 4.27(b) above) and (B) customary
                                     ---------------
indemnification provisions in favor of purchasers of Loans permitted to be sold under this Agreement, provide for any recourse or indemnification obligation on the part of Bancorp or any Bancorp Subsidiary;

                      (x) relate to the servicing of Loans for any Person or the sale of servicing rights with respect to any Loans;

                      (xi) involve forward commitments or similar arrangements to purchase or sell mortgages, except as may relate to the sale of residential mortgage Loans into the secondary market in the ordinary course of Bancorp's business consistent with past practices;

                      (xii) involve as a party any past or present officer or director of Bancorp or any Bancorp Subsidiary;

                      (xiii) is an agreement that would be required to be filed as an exhibit under Applicable Laws and Regulations of the SEC that is not otherwise provided pursuant to this Section 4.27(g);
                                    ---------------

                      (xiv) either have a term of more than one (1) year, cannot be terminated without the payment of liquidated damages, a penalty or an equivalent thereto in excess of $10,000, or involve an annual expenditure on the part of Bancorp or any Bancorp Subsidiary in excess of $20,000; or

                      (xv) (a list of all brokered deposits including the amount of such deposit, the name of the depositor, the interest rate, the maturity and the name of the broker for such deposit.

                (h) All environmental reports (including, without limitation, phase one reports dated as of a recent date for all owned Bancorp Properties), surveys, architectural drawings, consultant reports and space plans prepared for, or in the possession or control of, Bancorp or any Bancorp Subsidiary with respect to any Bancorp Property.

                (i) A schedule reflecting the total dollar amount and total number of deposit accounts of Target Bank, in each case broken out by zip code of the account holder and deposit account type (e.g., demand or certificate of deposit) (the "Deposit Schedule"), as of December 16, 2002.

         4.28   DEFAULTS. There has not been any default, or the occurrence of
                --------
an event which, with notice or lapse of time or both, would constitute a default in any obligation to be performed by Bancorp or any Bancorp Subsidiary under any contract or commitment. Neither Bancorp nor any Bancorp Subsidiary has waived any right under any contract or commitment, except where any such default or waiver, individually or in the aggregate with any other such defaults or waivers, would not have a Bancorp Material Adverse Effect. To Bancorp's

Knowledge, no other party to any contract with or commitment to Bancorp or any Bancorp Subsidiary is in material default in any material obligation to be performed by such party.

         4.29   OPERATIONS SINCE JUNE 30, 2002. Between June 30, 2002, and the
                ------------------------------
date hereof, there has not been, except as set forth on Schedule 4.29 to the
                                                        -------------
Bancorp Disclosure Schedule:

                (a) any increase in the compensation payable or to become payable by Bancorp or any Bancorp Subsidiary to any officer or director;

                (b) any payment of dividends by Bancorp or any Bancorp Subsidiary, or any distribution by any of them, whether directly or indirectly, of any assets of any kind whatsoever, on or in redemption or as the purchase price of any of their respective capital stocks, or any prepayment of any indebtedness to any stockholder;

                (c) any mortgage, pledge or subjection to lien, charge or encumbrance of any kind of or on any asset, tangible or intangible, of Bancorp or any Bancorp Subsidiary, except for Bancorp Permitted Liens;

                (d) any creation or assumption of indebtedness, including the extension or renewal of any existing indebtedness, or the increase thereof, by Bancorp or any Bancorp Subsidiary for borrowed money, other than in the ordinary course of business, none of which is in default;

                (e) the establishment of any new, or an increase in the formula for or rate of contributions to or benefits under, any existing retirement, pension, profit sharing, stock bonus, employee stock ownership, savings or thrift plan, or any similar plan of deferred compensation, whether funded or unfunded and whether qualified or unqualified (within the meaning of the Code) by Bancorp or any Bancorp Subsidiary;

                (f) any action by Bancorp or any Bancorp Subsidiary seeking any cancellation of, or a decrease in the insured limit under, or increase in the deductible amount of the insured's retention under, any policy of insurance or bond maintained directly or indirectly by Bancorp or any Bancorp Subsidiary on any of their respective assets or businesses, including fire and other hazard insurance on its assets, automobile liability insurance, general public liability insurance, directors and officers liability insurance, and blanket bond.

                (g) any change in independent auditors, or the historic methods or practices of accounting of Bancorp or any Bancorp Subsidiary (other than as required by GAAP or regulatory accounting principles), or in its system for maintaining its equipment and real estate;

                (h) any purchase by Bancorp or any Bancorp Subsidiary of any fixed asset that either (i) has a purchase price individually or in the aggregate in excess of $25,000 or (ii) is outside of the ordinary course of business;

                (i) any sale or transfer of any asset in excess of $25,000 of Bancorp or any Bancorp Subsidiary, except for loans and marketable securities sold in the ordinary course of business at market prices, or any other sale or transfer of any asset of Bancorp or any Bancorp Subsidiary outside of the ordinary course of business;

                (j)   any write-down of any asset in excess of $25,000;

                (k) any cancellation or compromise of any debt to, claim by or right of, Bancorp or any Bancorp Subsidiary, except in the ordinary course of business;

                (l) any amendment or termination of any material contract or commitment to which Bancorp or any Bancorp Subsidiary is a party;

                (m) any agreement, contract or commitment entered into, or agreed to be entered into, except in the ordinary course of business;

                (n) any theft, damage, destruction or loss of or to any property or properties owned or used by Bancorp, whether or not covered by insurance which could have a Bancorp Material Adverse Affect;

                (o)   any Bancorp Material Adverse Effect; or

                (p)   any agreement to do any of the foregoing in this
Section 4.29.
------------

         4.30   CORPORATE RECORDS. The corporate record books, transfer books
                ------------------
and stock ledgers of Bancorp and each Bancorp Subsidiary are complete and accurate in all material respects, and reflect all meetings, consents and other material actions of the organizers, incorporators, stockholders, boards of directors and committees of the boards of directors of Bancorp and each Bancorp Subsidiary, and all transactions in their respective capital stocks, since their respective inceptions.

         4.31   UNDISCLOSED LIABILITIES. Bancorp and each Bancorp Subsidiary
                -----------------------
have no Liabilities except Liabilities that are reflected, disclosed or reserved in the Bancorp Financial Statements or the Target Bank Interim Financial Statements.

         4.32   FAIRNESS OPINION. Bancorp has received from Howe Barnes
                ----------------
Investments, Inc. an opinion dated the date of this Agreement to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Merger Consideration to be received by the stockholders of Bancorp pursuant to the Merger is fair to such stockholders from a financial point of view.

         4.33   NO BROKERS. Except for Howe Barnes Investments, Inc., no agent,
                ----------
broker, investment banker or other firm or Person or officer or director of either Purchaser or Bancorp is or will be entitled to any broker's or finder's fee or any other commission, bonus or similar fee in connection with any aspect of the Reorganization. Schedule 4.33 to the Bancorp
                       -------------
                                       42

Disclosure Schedule describes the compensation that may be payable to Howe Barnes Investments, Inc. in connection with the Reorganization.

         4.34   BANCORP DISCLOSURE SCHEDULE FURNISHED. The Bancorp Disclosure
                -------------------------------------
Schedule is final and complete as of the date of this Agreement, and has been delivered to Purchaser.


                                    ARTICLE V
                              COVENANTS OF BANCORP

         5.1    CONDUCT OF BUSINESS BY BANCORP UNTIL THE EFFECTIVE TIME. During
                -------------------------------------------------------
the period commencing on the date hereof and continuing until the Effective Time, Bancorp agrees that:

                (a) Bancorp and each Bancorp Subsidiary will carry on their respective businesses in, and only in, the usual, regular and ordinary course in substantially the same manner as heretofore conducted, maintain their respective books in accordance with GAAP, conduct their respective businesses and operations only in accordance with safe and sound banking and business practices, and, to the extent consistent with such businesses, use their Best Efforts to preserve intact their present business organizations, to keep available the services of their present officers and employees, and to preserve their relationships with customers, suppliers and others having business dealings with them, in each case to the end that their respective goodwill and going businesses shall be unimpaired at the Effective Time.

                (b)   Without limitation of its obligations under Section
                                                                  -------
5.1(a), unless required by this Agreement or otherwise consented to in writing
------
and in advance by Purchaser (which consent shall not be unreasonably withheld), Bancorp shall, and shall cause each Bancorp Subsidiary to:

                      (i)    Comply with all Applicable Laws and Regulations;

                      (ii) File in a timely manner all Bancorp SEC Reports, Bancorp Regulatory Reports, Target Bank Regulatory Reports, state and federal tax returns, and all other reports that it is required to file under Applicable Laws and Regulations;

                      (iii) Comply with all material leases, contracts, licenses and agreements;

                      (iv) Maintain its properties and assets in their present states of repair, order and condition, reasonable wear and tear excepted, and maintain and keep in full force and effect all policies of insurance and bonds presently in effect, including the insurance of accounts with the FDIC;

                      (v) Make and commit to make Loans only in accordance with safe and sound banking practices and on terms and conditions that are consistent with the Loan policies and procedures of Target Bank, as established by the board of directors of Target Bank prior to the date of this Agreement; and

                      (vi) Maintain the allowance for loan and lease losses of Target Bank in accordance with the Loan Loss Reserve Policy and in a manner that is adequate in all material respects under the requirements of GAAP and Applicable Laws and Regulations to provide for possible losses, net of recoveries relating to Loans previously charged off, on Loans outstanding (including accrued interest receivable) and on other assets.

                (c) Unless required by this Agreement or otherwise consented to in advance and in writing by Purchaser (which consent shall not be unreasonably withheld), Bancorp shall not, and shall not cause or permit any Bancorp Subsidiary to:

                      (i) Amend or propose to amend its certificate of incorporation, articles of association, charter, bylaws or similar organizational or corporate documents;

                      (ii) Issue, sell, grant or otherwise permit to become outstanding any additional shares of Bancorp Common Stock, preferred stock or any other capital stock or equity securities of Bancorp, securities convertible into or exchangeable for its equity securities, warrants, stock appreciation rights, options or other rights to acquire its equity securities (including pursuant to the Bancorp Stock Option Plan or similar stock based employee compensation plan), or any bonds, debt securities or other securities of Bancorp; provided that shares of Bancorp Common Stock may be issued in connection with the exercise of Bancorp Stock Options;

                      (iii) Redeem, purchase, acquire or offer to acquire any shares of capital stock of Bancorp or any Bancorp Subsidiary or other securities of Bancorp or any Bancorp Subsidiary, except that a portion of the shares of Bancorp Common Stock held by the ESOP may be redeemed in accordance with
Section 7.5(f) of this Agreement;
--------------

                      (iv) Split, combine or reclassify any outstanding shares of capital stock of Bancorp or any Bancorp Subsidiary, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to shares of capital stock of Bancorp or any Bancorp Subsidiary, except that Target Bank may pay dividends to Bancorp in amounts sufficient to enable Bancorp to pay its ordinary operating expenses and accrued liabilities, and the accounting, legal, printing, investment banking, other expenses and costs relating to the Reorganization;

                      (v) Acquire, by merger, exchange, consolidation, acquisition of stock or assets or otherwise, any corporation, partnership, limited liability company, joint venture or other business organization or division or material assets thereof, or assets or deposits that are material to Bancorp on a consolidated basis, except in exchange for debts previously contracted, including the Target Bank REO;

                      (vi) Change the Loan Policy, Asset/Liability Management Policy, Loan Loss Reserve Policy or any other policies and practices, including those with respect to liquidity management and cash flow planning, marketing, loan and deposit pricing or fee schedules, deposit origination, lending, budgeting, profit and tax planning, accounting or any other material aspect of its business or operations, except for such changes as may be required in the reasonable opinion of the management of Bancorp to respond to then current market or economic conditions or as may be required by Applicable Governmental Authorities; provided, however, that Bancorp notifies Purchaser of any such change, and the express terms thereof, in writing as soon as practicable, but in no event later than three (3) Business Days after such change is made; and provided, further, that any change to the Loan Policy, Loan Loss Reserve Policy or Asset/Liability Management Policy be adopted at a meeting of the board of directors of Bancorp or Target Bank, as the case may be, or of the appropriate committee of the board of directors, to which a representative of the Purchaser has been invited by delivery of a written notice pursuant to
Section 7.1(b), which meeting is actually held on the date and at the time set
--------------
forth in such notice, and is otherwise held in accordance with such notice;

                     (vii) File any applications for additional branches, open any new office or branch, close any current office or branch, or relocate operations from existing locations;

                     (viii) Incur or become subject to any indebtedness for borrowed money except (A) for Federal Home Loan Bank borrowings with a term of one (1) year or less, (B) for non-brokered deposit accounts established in the ordinary course of business on terms and conditions, including interest rates, that are not more favorable in any material respect than those available from local commercial banks in arms' length transactions in the ordinary course of business, and (C) as necessary for Target Bank to cover daylight overdrafts and other temporary indebtedness incurred in the ordinary course of business;

                     (ix) Mortgage, pledge or subject any of its assets to any lien or other encumbrance except (A) in the ordinary course of business,
(B) liens and encumbrances for current property taxes not yet due and payable or being contested in good faith, (C) Bancorp Permitted Liens, and (D) liens and encumbrances resulting from Federal Home Loan Bank borrowings permitted hereunder;

                      (x) Discharge or satisfy any material lien or encumbrance on its assets or repay any material indebtedness for borrowed money, except for scheduled repayments of (A) Federal Home Loan Bank advances, (B) Bancorp's term debt, and (C) other obligations incurred and repaid in the ordinary course of business;

                      (xi) Invest in, purchase or lease any real estate, except for investments in Target Bank REO;

                      (xii) Make any single or group of related capital expenditures or commitments therefor in excess of $25,000, other than pursuant to binding commitments existing on the date hereof and disclosed herein, and as necessary to maintain its assets in good repair;

                      (xiii) Enter into any contract or agreement to buy, sell, exchange or otherwise deal in any assets or series of assets in a single transaction in excess of $25,000 in aggregate value, except for the origination, purchase and sale of mortgage Loans and Loan participations, the purchase of Investment Securities as permitted herein, and sales of Target Bank REO and other repossessed properties or the acceptance of a deed in lieu of foreclosure;

                      (xiv) Enter into any new, or modify, amend, renew or extend (through action or inaction) the term of any existing, lease, contract or license that has a term of more than one (1) year, or that involves the payment by Bancorp or any Bancorp Subsidiary of more than $20,000 in the aggregate, other than any Loan permitted under Section 5.1(c)(xx) and (xxi);
                                               ----------------------------

                      (xv)    Terminate any material lease, contract or license;

                      (xvi) Allow any material lease, contract or license to terminate or expire, or any option to terminate, extend or renew the term thereof to lapse or expire, without providing Purchaser with at least thirty
(30) days prior notice thereof;

                      (xvii) Institute, settle or agree to settle any claim, action or proceeding, whether or not initiated in a court of law, involving an expenditure in excess of $25,000 without providing Purchaser with at least fifteen (15) days prior notice thereof;

                      (xviii) Issue any certificates of deposit having a maturity longer than sixty (60) months or otherwise in any manner not in the ordinary course of business and consistent with past practices and the Asset/Liability Management Policy; or accept or renew any brokered deposits;

                      (xix) Make, commit to make, renew, extend the term of or increase the amount of any Loan to any Person other than in the ordinary course of business, consistent with past practices and the Loan Policy;

                      (xx) Subject to Applicable Laws and Regulations, make, commit to make, renew, extend the term or increase the amount of any Loan with an outstanding principal amount in excess of $50,000 to any Person if such Loan or any other Loans to such Person or an Affiliate or member of the Immediate Family of such Person is on the "watch list" or similar internal report of Bancorp or Target Bank, or has been classified as "substandard," "doubtful," "loss," or "other Loans specially mentioned or listed as a "potential problem loan," unless Bancorp or any Bancorp Subsidiary determines to do so at a meeting of the board of directors of Bancorp or Target Bank, as the case may be, or of the appropriate committee of the board of directors, to which a representative of Purchaser has been invited by delivery of a written notice pursuant to Section 7.1(b), which actually held on the date an at the time set
            --------------
forth in such notice, and is otherwise held in accordance with such notice; provided, however, that nothing in this subsection shall prohibit Bancorp or Target Bank from honoring any contractual obligation in existence on the date of this Agreement;

                      (xxi) Subject to Applicable Laws and Regulations, make, commit to make, renew, extend the term or increase the amount of any Loan to any executive officer (as defined in Regulation O of the Federal Reserve) or director of Bancorp or any Bancorp

Subsidiary, any five percent (5%) stockholder of Bancorp, or any Affiliate of any of the foregoing;

                      (xxii) Cancel or release any material Loan, other debt or claims, release any collateral therefor, or waive any rights of material value, except in the ordinary course of business or upon payment in full;

                      (xxiii) Sell any Investment Securities except as may be required in the opinion of the management of Bancorp to respond to then current market or economic conditions or as may be required by any Applicable Governmental Authority, provided that Bancorp notifies Purchaser of any such sale as soon as practicable, but in no event more than three (3) Business Days after such sale is consummated;

                      (xxiv) Purchase any Investment Securities that are not the subject of deliberations of participants on a conference call concerning the purchase of Investment Securities or at any meeting of the investment committee of the board of directors of Bancorp or Target Bank, as the case may be, on or at which a representative of Purchaser has been invited by delivery of a written notice pursuant to Section 7.1(b), which conference call actually takes place on
                   --------------
the date and at the time set forth in such notice, and is otherwise conducted in accordance with such notice; provided, however, that in the event the representative of Purchaser at any such meeting objects to a proposed purchase of any Investment Securities, Bancorp or Target Bank, as the case may be, shall not purchase such Investment Securities; and, provided, further, that, notwithstanding anything to the contrary set forth in this Section 5.1(c)(xxiv),
                                                           --------------------
in all events, Bancorp and Target Bank shall be permitted to (A) purchase Investment Securities in accordance with its Asset/Liability Management Policy and consistent with past practices so long as Bancorp causes Target Bank to maintain cash and cash equivalent in an aggregate amount of not less than $35,000,000 following each such purchase and (B) replace existing Investment Securities at maturity by purchasing United States Treasury or agency securities having maturities (without regard to any call feature) of one (1) year or less and similar value;

                      (xxv) Change the manner in which its portfolio of Investment Securities is classified or reported in accordance with SFAS 115 or otherwise, or restructure or materially change its Investment Securities portfolio or its gap position;

                      (xxvi) Purchase or otherwise acquire any investments, direct or indirect, in any derivative securities, financial futures or commodities or enter into any interest rate swap, floors and option agreements, or other similar interest rate management agreements;

                      (xxvii) Enter into any new, or amend, modify or terminate any existing employment, severance, retention, covenant not to compete or similar agreements or arrangements with any officer, director or employee, except as expressly provided by this Agreement;

                      (xxviii) Subject to the provisions of the Letter of Understanding, grant any wage, salary or compensation increases, any bonuses, or any severance, termination or retention payments to (A) any officer or director other than pursuant to a program that has been approved in advance and in writing by Purchaser, and
(B) to any employee who is not an officer in a manner that is inconsistent with past practices;

                      (xxix) Hire any employee with an annual salary in excess of $25,000 except for employees at will who are hired at a comparable or lesser salary to replace employees who have resigned or whose employment has otherwise been terminated;

                      (xxx) Amend the Bancorp Benefit Plans except as required by Applicable Laws and Regulations to consummate any aspect of the Reorganization in accordance with Applicable Laws and Regulations and in accordance with a plan or program that has been approved in advance and in writing by Purchaser, or adopt any other profit sharing, stock option, pension, retirement, employee stock ownership, restricted stock, incentive compensation, deferred compensation, bonus, severance, retention, vacation, insurance or other employee benefit plan, trust, fund, contract or arrangement for the benefit or welfare of any employees;

                      (xxxi) Make contributions to any Bancorp Benefit Plan except as required by the terms of such plans or agreements as in effect as of the date of this Agreement, and as contemplated by this Agreement; or

                      (xxxii) Agree or commit to do any of the foregoing.

With respect to any written request by Bancorp for Purchaser's consent to any non-permitted action of Bancorp or Target Bank described in this Section 5.1,
                                                                 -----------
Purchaser shall not withhold its consent unreasonably, and Bancorp shall be entitled to conclusively presume that Purchaser has consented to any such action unless Bancorp shall have received Purchaser's written objection to such action within five (5) Business Days of the date of Purchaser's actual receipt of such written request.

                (d) Subject to any specific provisions of this Agreement, it is the intent of the parties to this Agreement that neither Purchaser nor any Purchaser Subsidiary by reason of this Agreement shall be deemed (until consummation of the Reorganization) to control, directly or indirectly, Bancorp or any Bancorp Subsidiary shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of Bancorp or any Bancorp Subsidiary.

         5.2    STOCKHOLDERS' MEETING; PROXY STATEMENT.
                --------------------------------------

                (a) The board of directors of Bancorp has determined that this Agreement and the transactions contemplated hereby are in the best interests of Bancorp and its stockholders, and has directed that this Agreement and the transactions contemplated hereby be submitted to Bancorp's stockholders for adoption and approval at a duly held meeting of such stockholders. Bancorp shall, as soon as practicable, take all steps necessary to duly call, give notice of, convene and hold a special meeting of its stockholders and take such actions as shall be appropriate for the special meeting for the purpose of obtaining stockholder approval of this

Agreement and the transactions contemplated hereby, including the Merger (the "Stockholders' Meeting").

                (b) Bancorp shall prepare a proxy statement for the purpose of holding the Stockholders' Meeting (the "Proxy Statement") and Bancorp shall submit the Proxy Statement to the SEC within forty-five (45) days after the date of this Agreement. The Proxy Statement shall be prepared in accordance with all applicable requirements of the Securities Exchange Act and the rules and regulations promulgated thereunder.

                (c) Purchaser shall furnish such information concerning Purchaser and the Bank as is necessary to prepare the Proxy Statement, insofar as it relates to Purchaser or the Bank, in accordance with all applicable requirements of the Securities Exchange Act and the rules and regulations promulgated thereunder. Purchaser agrees promptly to advise Bancorp if at any time prior to the Stockholders' Meeting any information provided by Purchaser for use in the Proxy Statement becomes incorrect or incomplete in any material respect, and to provide to Bancorp the information needed to correct such inaccuracy or omission.

                (d) Bancorp shall prepare the initial draft of the Proxy Statement and deliver such initial draft to Purchaser at least ten (10) Business Days prior to the date on which it will be filed with the SEC. Bancorp shall deliver a final proposed Proxy Statement to Purchaser and its counsel at least two (2) Business Days prior to filing it with the SEC, and shall provide Purchaser with copies of all responses from or written communications from SEC relating to the Proxy Statement. Bancorp shall also deliver a copy of the final Proxy Statement to Purchaser promptly after the SEC has completed its review thereof.

                (e) Bancorp shall mail the Proxy Statement to its stockholders as soon practicable, but in no event later than thirty (30) days after the date the SEC has completed its review of the Proxy Statement (the "Mailing Date").

                (f) Bancorp shall retain, at Bancorp's expense, a proxy solicitation firm designated by Purchaser promptly following Purchaser's request, and shall cooperate fully with requests of such proxy solicitation firm.

         5.3    RECOMMENDATION OF APPROVAL. Subject to its fiduciary duties,
                --------------------------
the board of directors of Bancorp shall unanimously recommend to its stockholders the approval of this Agreement and the Reorganization, including the Merger, and shall include such recommendation in the Proxy Statement; and shall otherwise use its Best Efforts to the extent consistent with its fiduciary duties to obtain such stockholders' approval.

         5.4    CERTAIN ACTIONS.
                ---------------

         From and after the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, none of Bancorp, Target Bank or any other Affiliate of Bancorp or any of their respective directors, officers, employees, investment bankers, financial advisors, counsel, accountants, representatives or agents, shall, directly or indirectly: (i) make, encourage, facilitate, solicit, induce, assist or initiate any inquiry or proposal, or participate in any negotiations with, or provide any information to, any corporation, partnership, agent, attorney, financial advisor, or other Person (other than Purchaser, an Affiliate of Purchaser or an officer, employee or other authorized representative of Purchaser or such Affiliate, or counsel for Purchaser or its directors and financial advisor, solely for use in connection with the transactions contemplated hereby) relating to any Competing Proposal; (ii) furnish any information to any Person in connection with, or participate in any negotiations with respect to, or knowingly take any other action designed to facilitate, any Competing Proposal; or (iii) participate in any discussions regarding any Competing Proposal; provided, however, that if, at any time prior to approval of this Agreement by the stockholders of Bancorp, the Board of Directors of Bancorp determines in good faith, after receipt of advice from outside counsel, that the failure to provide such information or to participate in such negotiations or discussions would likely be inconsistent with its fiduciary duties to Bancorp's stockholders under applicable law, Bancorp may, in response to a proposal that was not solicited by it and that did not result from a breach of this Section
                                                                      -------
5.4(a), subject to Bancorp giving Purchaser at least two Business Days' written
------
notice of its intention to do so, (x) furnish information with respect to Bancorp to any Person pursuant to a customary confidentiality agreement provided that a copy of all such information is delivered simultaneously to Purchaser, and (y) participate in negotiations regarding such proposal. Bancorp shall promptly notify Purchaser orally and in writing of any inquiry, request for information or any proposal in connection with a Competing Proposal, the material terms and conditions of such request or proposal (including a copy thereof, if in writing, and any related correspondence) and the identity of the Person making such inquiry, request or proposal. Bancorp will keep Purchaser reasonably informed of the status and details (including amendments or proposed amendments) of such request or proposal on a current basis, and will respond promptly in writing to any reasonable inquiry by Purchaser concerning the foregoing. Bancorp shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any Person conducted heretofore by Bancorp or its representatives with respect to the foregoing.

                (b)   For purposes of this Agreement, "Competing Proposal"
shall mean, whether in the form of an actual or intended proposal to or from, a signed agreement with, a completed action by or other communication with, as the case may be, any Person (or group of Persons) other than Purchaser and the Purchaser Subsidiaries (a "Third Party"), any of: (i) a merger (whether or not Bancorp is the surviving corporation) or consolidation, or any similar transaction (other than the Merger) of any company with either Bancorp or any significant subsidiary (as defined in Rule 1.2 of Regulation S-X of the SEC) (a "Significant Subsidiary") of Bancorp; (ii) a purchase, lease or other acquisition of all or substantially all the assets of either Bancorp or any Significant Subsidiary of Bancorp; (iii) a purchase or other acquisition (which, in the case of the stockholders reflected on Schedule 5.4 to the Bancorp
                                             ------------
Disclosure Schedule, shall occur after the date of this Agreement), in one or a series of related transactions, of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act) (including by way of merger, consolidation, share exchange or otherwise) which would cause such person or group to become (or, in the case of the shareholders reflected on Schedule 5.4 to the Bancorp Disclosure Schedule,
                              ------------
would result in such person or group becoming or being) the beneficial owner of securities representing 15% or more of the voting power of either Bancorp or any Significant Subsidiary of Bancorp; (iv) a tender or exchange offer to acquire securities representing 15% or more of the voting power of Bancorp; (v) a public proxy or consent solicitation made to stockholders of Bancorp seeking proxies in opposition to any proposal relating to any aspect of the Reorganization that has been recommended by the board of directors of Bancorp; or (vi) the making of a bona fide proposal to Bancorp or its stockholders, by public announcement or written communication, that is or becomes the subject of public disclosure, to engage in one or more of the transactions referenced in clauses (i) through (v) above. For purposes of this Agreement, a "Superior Proposal" shall mean any Competing Proposal (on its most recently amended or modified terms, if amended or modified) that the Board of Directors of Bancorp determines in its good faith judgment (based on, among other things, the advice of its financial advisor) to be more favorable to Bancorp's stockholders than the Merger, taking into account all relevant factors (including whether, in the good faith judgment of the Board of Directors of Bancorp, after obtaining the advice of its financial advisor, the Third Party is reasonably able to finance the Competing Proposal, and any proposed changes to this Agreement that may be proposed by Purchaser in response to such Competing Proposal).

         5.5    VOTING AGREEMENT. Concurrently with the execution and delivery
                ----------------
of this Agreement, Bancorp shall deliver to Purchaser voting agreements in the form set forth in Exhibit C hereto signed by all directors and executive officers of Bancorp, who shall hold not less than 15.85% of the issued and outstanding shares of Bancorp Common Stock. Bancorp further agrees to use its commercially reasonable good faith efforts to obtain and deliver to Purchaser, as promptly as practicable, a signed voting agreement in the form of Exhibit C
                                                                     ---------
hereto from any Person who becomes a director or executive officer of Bancorp or Target Bank or otherwise becomes a reporting person of Bancorp pursuant to
Section 16 of the Securities Exchange Act.

         5.6    BANK MERGER. If so requested by Purchaser, Bancorp shall take
                -----------
all action necessary and appropriate to cause Target Bank to enter into an agreement of merger (the "Bank Merger Agreement") pursuant to which Bank and Target Bank shall merge (the "Bank Merger"), at a time after the consummation of the Merger as may be determined by Purchaser, with Bank being the surviving bank thereof (the "Surviving Bank") in accordance with applicable laws and regulations. The Bank Merger Agreement shall be in a form reasonably satisfactory to Purchaser.


                                   ARTICLE VI
                             COVENANTS OF PURCHASER

         6.1    REGULATORY APPLICATIONS.
                -----------------------

                (a) Purchaser shall, within forty-five (45) days of the date hereof, file applications or notices with the Federal Reserve and any other Applicable Governmental Authorities, and shall use its Best Efforts to respond as promptly as practicable to all inquiries received concerning said applications.

               (b) Purchaser shall deliver a draft of the nonconfidential portions of all regulatory applications and notices to Bancorp prior to filing them, and shall provide Bancorp with copies of the nonconfidential portions of all responses from or written communications from Regulatory Authorities relating to the Merger or this Agreement to the extent permitted by law. Purchaser shall also deliver a final copy of the nonconfidential portions of all regulatory applications and notices to Bancorp promptly after they are filed with the appropriate Regulatory Authority.

         6.2    INDEMNIFICATION; DIRECTOR AND OFFICER LIABILITY INSURANCE.
                ---------------------------------------------------------

                (a) Subject to applicable limitations imposed by Applicable Regulatory Authorities, from and after the Effective Time through the third
(3rd) anniversary of the Effective Time, Purchaser agrees to indemnify and hold harmless each present and former director and officer of Bancorp and the Bancorp Subsidiaries (each, an "Indemnified Party") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, amounts paid in settlement, losses, claims, damages, or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or through the third (3rd) anniversary of the Effective Time, as they are from time to time incurred, in each case to the fullest extent such person would have been indemnified or have the right to advancement of expenses pursuant to Bancorp's certificate of incorporation and bylaws, or the corresponding documents of the applicable Bancorp Subsidiary, as the case may be, as in effect on the date of this Agreement. Notwithstanding anything to the contrary contained in this paragraph, nothing contained herein shall require Purchaser to indemnify any person who was a director or officer of Bancorp or any Bancorp Subsidiary to a greater extent than Bancorp or any Bancorp Subsidiary is, as of the date of this Agreement, required to indemnify any such person.

                (b) Any Indemnified Party wishing to claim indemnification under Section 6.2(a), upon learning of any such claim, action, suit, proceeding,
      --------------
or investigation, shall promptly notify Purchaser thereof. In the event of any such claim, action, suit, proceeding, or investigation (whether arising before the Effective Time or through the third (3rd) anniversary thereof) (i) Purchaser shall have the right to assume the defense thereof and Purchaser shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if Purchaser elects not to assume such defense or counsel for the Indemnified Party advises that there are issues which raise conflicts of interest between Purchaser and the Indemnified Party, the Indemnified Party may retain counsel satisfactory to them, and Purchaser shall pay the reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received; provided, however, that Purchaser shall be obligated pursuant to this Section 6.2(b) to pay for only one firm of
                                    --------------
counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, and (ii) such Indemnified Party shall cooperate in the defense of any such matter.

                (c)   Purchaser shall maintain Bancorp's existing directors'
and officers' liability insurance policy (or provide a policy providing comparable coverage and amounts on terms no less favorable to the persons currently covered by Bancorp's existing policy, including Purchaser's existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of three (3) years after the Effective Time; provided, however, that in no event shall Purchaser be obligated to expend, in order to maintain or provide insurance coverage pursuant to this
Section 6.2(c), an amount in excess of 150% of the amount of the annual premium
--------------
paid by Bancorp as of the date hereof for such insurance (the "Maximum Insurance Amount"); provided further that, prior to the Effective Time, Bancorp shall notify the appropriate directors' and officers' liability insurers of the Merger and of all pending or threatened claims, actions, suits, proceedings or investigations asserted or claimed against any Indemnified Party, or circumstances likely to give rise thereto to the extent known to Bancorp, in accordance with terms and conditions of the applicable policies. If the aggregate amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Insurance Amount, Purchaser shall obtain the most advantageous coverage obtainable for an annual premium equal to the Maximum Insurance Amount.

                (d)    The provisions of this Section 6.2 are intended to be
                                              ----------
for the benefit of, and shall be enforceable by, each Indemnified Party.

         6.3    CREATION OF ADVISORY BOARD. Purchaser shall cause Purchaser Bank
                --------------------------
to establish an advisory board within 30 days of the Effective Time and, promptly after its establishment, shall appoint certain of the members of the board of directors of Target Bank to such advisory board. Purchaser shall cause Purchaser Bank to pay each member of such advisory board a fee of $500 for each meeting of the advisory board that such member attends.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

         7.1    ACCESS TO INFORMATION; CONFIDENTIALITY.
                --------------------------------------

                (a) Between the date hereof and the Effective Time, upon reasonable notice, Bancorp will afford, and will cause each Bancorp Subsidiary to afford, to the officers, accountants, attorneys and authorized representatives of Purchaser, reasonable access during normal business hours to the corporate and banking offices, personnel, properties, contracts, commitments, books and records and independent accountants of Bancorp and each Bancorp Subsidiary. Bancorp shall furnish Purchaser with all such statements (financial and otherwise), records and documents or copies thereof, and other information concerning the business and affairs of Bancorp and each Bancorp Subsidiary, as Purchaser shall from time to time reasonably request. Bancorp further agrees to use its Best Efforts to cause its independent accountants and such other Persons as the parties shall mutually agree upon to fully cooperate with Purchaser and its representatives in connection with the right of access granted herein.

                (b) Bancorp shall allow Purchaser's president, or any other officer designated by Purchaser, (i) to attend the meetings of the boards of directors and board committees of Bancorp and Target Bank, including the loan committee and investment committee of Bancorp and Target Bank, as an observer, and (ii) to participate by conference call in each and every meeting held by Bancorp or any Bancorp Subsidiary at which any decision is considered concerning the purchase of Investment Securities. Bancorp shall give reasonable (and no less than five
(5) Business Days' prior written) notice to Purchaser of the date, time and place of each such meeting or conference call (and any adjournments and postponements thereof), and, if known, the agenda for or business to be discussed at each such meeting or conference call. Bancorp shall also provide to Purchaser all written agendas and meeting materials provided to boards of directors of Bancorp and Target Bank in connection with such board and board committee meetings. Notwithstanding the foregoing, Bancorp shall not be required to permit Purchaser's president (or any other representative of Purchaser) to attend any portion of any meeting, or to provide to Bancorp with any materials, that relate to this Agreement or a Competing Proposal, or that involve matters protected by the attorney-client privilege. All references to "meetings" in this Section 7.1(b) and in any section of this Agreement that references the
     --------------
Section 7.1(b) shall include any adjournment or postponement of such meeting.
--------------

                (c) Except for information and documents that do not constitute "Evaluation Material" as defined in the Confidentiality Agreement, all information and documents to which Purchaser is given access pursuant hereto shall be subject to the Confidentiality Agreement. All information furnished by Bancorp or any Bancorp Subsidiary to Purchaser pursuant hereto shall be treated as the sole property of Bancorp until the consummation of the Merger contemplated hereby, and if the Merger shall not occur, Purchaser shall destroy or return such information to Bancorp to the extent required by the Confidentiality Agreement.

         7.2    SUPPLEMENTAL REPORTS AND INFORMATION.
                ------------------------------------

                (a) Bancorp shall deliver to Purchaser complete copies of the Bancorp Annual Report on Form 10-K (or Form 10-KSB) for the fiscal year ending June 30, 2002, all Bancorp Quarterly Reports on Form 10-Q (or Form 10-QSB), all Bancorp Current Reports on Form 8-K and all Bancorp proxy materials and related Bancorp annual reports to stockholders that are filed with the SEC after the date hereof and prior to the Effective Time as soon as practicable, but in no event more than three (3) Business Days after the applicable filing date.

                (b) Bancorp shall deliver to Purchaser complete copies of all Bancorp Regulatory Reports and Target Bank Regulatory Reports that are filed during the period after the date hereof and prior to the Effective Time as soon as practicable, but in no event more than three (3) Business Days after the applicable filing date.

                (c) Bancorp will furnish to Purchaser (i) a copy of each other material report filed by it with any other Applicable Governmental Authority, including any federal, state or local taxing authority and any federal or state bank regulatory or securities authority during the period after the date hereof and prior to the Effective Time as soon as practicable, but in no event more than three (3) Business Days after the applicable filing date, and (ii) all other information concerning its business, properties and personnel as Purchaser may reasonably request.

                (d) During the period after the date hereof and prior to the Effective Time, Bancorp will provide to Purchaser, as soon as reasonably available but not later than the 25th day of each calendar month or, in the case of item (i) below, not later than the third day following their delivery to the applicable board of directors, (i) the reports of management of Bancorp and Target Bank to the boards of directors of Bancorp and the Target Bank, respectively, for the most recently available month, including to the extent available, delinquency schedules, additions to loan loss reserves, and payroll reports, and (ii)schedules of all Loans made during the immediately preceding month which set forth the name of the borrower, the amount of and interest rate for each Loan and the collateral provided by the borrower.

                (e) Bancorp will furnish to Purchaser one or more Deposit Schedules (in addition to the one provided pursuant to Section 4.27(i)) if
                                                       ----------------
Purchaser so requests, with each such schedule being as of a date chosen by Purchaser that is no earlier than five (5) Business Days following the date of Purchaser's request. The furnishing of the first such Deposit Schedule shall be at Bancorp's expense, with the furnishing of any and all subsequent Deposit Schedules being at Purchaser's expense.

                (f) Bancorp shall use its Best Efforts to furnish to Purchaser, within ten (10) Business Days of the date hereof, copies of any and all selling agreements and other contracts relating to the sale of insurance to which The Boulevard Inc. is a party.

         7.3    TITLE REPORTS. As soon as practical after the date hereof, but
                -------------
in any event no later than thirty (30) days after the date hereof, Bancorp shall, at Purchaser's expense, obtain and deliver to Purchaser, with respect to all real estate owned or held pursuant to a ground lease by Bancorp and any Bancorp Subsidiary, an owner's preliminary report of title covering a date subsequent to the date hereof, issued by Chicago Title and Trust or such other title insurance company as is reasonably acceptable to Purchaser, showing fee simple title in Bancorp or such Bancorp Subsidiary in such real estate or the appropriate leasehold interest of Bancorp or such Bancorp Subsidiary, subject only to (i) the standard exceptions to title customarily contained in a policy on ALTA 1970 Owner's Form B; (ii) liens of current state and local property taxes which are not delinquent or subject to penalty; and (iii) other liens, encumbrances, restrictions and conditions of record that do not materially adversely affect the value or use of such real estate.

         7.4    RESOLUTION OF BANCORP BENEFIT PLANS. Bancorp and Purchaser shall
                -----------------------------------
cooperate in effecting the following treatment of the Bancorp Benefit Plans, except as mutually agreed upon by Purchaser and Bancorp prior to the Effective
Time:

                (a) At the Effective Time, Purchaser (or a Purchaser Subsidiary) shall be substituted for Bancorp as the sponsoring employer under those Bancorp Benefit Plans with respect to which Bancorp or Target Bank is a sponsoring employer immediately prior to the Effective Time, and shall assume and be vested with all of the powers, rights, duties, obligations and liabilities previously vested in Bancorp or Target Bank with respect to each such Plan. Except as otherwise provided herein, each such Plan and any Bancorp Benefit Plan sponsored by Bancorp or Target Bank shall be continued in effect by Purchaser or any applicable Purchaser Subsidiary after the Effective Time, subject to the power reserved to Purchaser or any applicable Purchaser Subsidiary under each such Plan to subsequently amend or terminate the Plan in accordance with Applicable Laws and Regulations. Bancorp, Target Bank and Purchaser will use all reasonable efforts (i) to effect said substitutions and assumptions, and take such other actions contemplated under this Agreement, and (ii) to amend such Plans as to the extent necessary to provide for said substitutions and assumptions, and such other actions contemplated under this Agreement.

                (b) At or as promptly as practicable after the Effective Time as Purchaser shall reasonably determine, Purchaser shall provide, or cause any Purchaser Subsidiary to provide, to each employee of Bancorp and Target Bank as of the Effective Time ("Bancorp Employees") the opportunity to participate in each employee benefit plan and program maintained by Purchaser or the Purchaser Subsidiaries for similarly situated employees (the "Purchaser Benefit Plans"); provided, however, that with respect to such Purchaser Benefit Plans, Bancorp Employees shall be given credit for service with Bancorp or Target Bank in determining eligibility for and vesting in benefits thereunder, but not for purposes of benefit accrual; provided further that Bancorp Employees shall not be subject to any waiting periods or pre-existing condition exclusions under the Purchaser Benefit Plans to the extent that such periods are longer or restrictions impose a greater limitation than the periods or limitations imposed under Bancorp Benefit Plans. Nothing in the preceding sentence shall obligate Purchaser to provide or cause to be provided any benefits duplicative of those provided under any Bancorp Benefit Plan continued pursuant to subparagraph (a) above, including, but not limited to, extending participation in any Purchaser Benefit Plan which is an "employee pension benefit plan" under ERISA with respect to any year during which allocations are made to Bancorp Employees under a Bancorp Qualified Plan. Except as otherwise provided in this Agreement, the power of Bancorp, Purchaser, Target Bank or any Purchaser Subsidiary to amend or terminate any benefit plan or program, including any Bancorp Benefit Plan, shall not be altered or affected. Moreover, this Agreement shall not confer upon any Bancorp employee any rights or remedies hereunder and shall not constitute a contract of employment or create any right, to be retained or otherwise, in employment with Purchaser, Target Bank or any Purchaser Subsidiary.

                (c) Each of CFO and CEO shall have executed a Letter of Understanding (each a "Letter of Understanding") with Purchaser that sets forth certain matters concerning their employment after the Reorganization, copies of which are attached as Schedule 7.4(c) to the Bancorp Disclosure Schedule.

                (d) Immediately prior to the Effective Time, all outstanding shares of Bancorp Restricted Stock that are then unvested shall become fully vested.

                (e) Notwithstanding anything in this Agreement to the contrary, all retention, severance, covenant not to compete, termination payments, acceleration of benefit vesting, and other compensation paid by Bancorp or Target Bank, or as provided for in this Agreement, any Letter of Understanding, any Bancorp Benefit Plan or otherwise, including any Change in Control Benefit, shall not violate any prohibitions which are imposed by the Applicable Governmental Authorities, or which the Applicable Governmental Authorities otherwise deem to constitute unsafe and unsound banking practices or unreasonable compensation giving effect to any obligations of Purchaser or the Purchaser Subsidiary as provided herein or in any Letter of Understanding.

                (f) As of the Effective Time, the ESOP shall be terminated in accordance with its terms. Prior to the Effective Time, Bancorp shall be permitted to make such changes to the ESOP as it deems appropriate to carry out the provisions of the ESOP and this Section 7.4(f), and shall file a request for determination with the IRS with respect to the termination of the ESOP. Bancorp shall submit to Purchaser for its approval such ESOP changes before they are made and the request for determination before it is filed with the IRS. Purchaser acknowledges that approval of the Reorganization by the stockholders of Bancorp shall constitute a "change in control" under the ESOP and that, pursuant to the terms thereof, the ESOP trustee will sell a sufficient number of unallocated shares of Bancorp Common Stock to repay the then outstanding ESOP Loan in full, and that the ESOP trustee may sell such shares to Bancorp. As soon as practicable after receipt of a favorable determination letter from the IRS with respect to the termination, the assets of the ESOP shall be distributed to the participants and beneficiaries or transferred pursuant to an eligible rollover distribution as a participant or beneficiary may direct (including a rollover into a qualified plan of Purchaser, if approved by Purchaser, in which the individual is then participating). Except for a quarterly payment due on or about March 31, 2003 in an amount not to exceed $47,000 and as otherwise expressly provided above in this Section 7.4(f), from and after the date of this
                                 --------------
Agreement through the Effective Time, neither Bancorp nor Target Bank shall make any contributions to the ESOP that will be used to repay, nor shall they repay, the ESOP Loan or any amounts due thereunder. Bancorp shall, and shall cause Target Bank to, cooperate with Purchaser and take any action requested by Purchaser to prepare for the termination of the ESOP as of the Effective Time.

                (g) Bancorp shall have caused Target Bank to adopt the amendments to the Security Federal Bank & Trust Employee Severance Compensation Plan set forth in Exhibit D attached hereto.

                (h) Immediately prior to the Effective Time, Bancorp and Target Bank shall terminate the Target Bank Supplemental Executive Retirement Plan.

                (i) Bancorp shall withdraw from and terminate its participation in the FIRF, effective March 31, 2003, and shall notify the PBGC and all other required parties of such withdrawal in accordance with the requirements of Section 4041 of ERISA and the requirements of the FIRF. Bancorp further agrees to take all other actions requested by Purchaser or required under ERISA or under the FIRF in connection with such withdrawal, including, but not limited to, satisfying any related liability as required under Section 4064 of ERISA.

                (j) Neither Bancorp nor Target Bank shall make any contributions, other than employee elective deferrals, to the Target Bank 401(k) Profit Sharing Plan.

                (k) No later than forty-five (45) days after the date hereof, Bancorp shall prepare and submit to the DOL the delinquent Annual
Return/Report of Employee Benefit Plan on Form 5500 for the ESOP with respect to plan years 2000 and 2001. Bancorp shall comply with the DOL's Delinquent Filer Voluntary Compliance Program in connection with such preparation and submission, and shall pay all applicable penalty amounts. Bancorp shall provide Purchaser with copies of these submissions on the same day they are made with the DOL.

         7.5    COOPERATION.
                -----------

                (a) Each of Purchaser and Bancorp covenants that, unless this Agreement is terminated as provided herein, it will use its Best Efforts to bring about the Reorganization as soon as practicable. Subject to the terms and conditions herein provided, each of Purchaser and Bancorp agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws and Regulations to consummate and make effective the Reorganization. In case at any time any further action is reasonably requested by one party as being necessary or desirable to carry out the purposes of this Agreement, the other party agrees to take such further action.

                (b) Bancorp will cooperate in the preparation by Purchaser of such applications to the Applicable Governmental Authorities and any other regulatory authorities as may be necessary in connection with the Regulatory Approvals. Purchaser and Bancorp will each cooperate in the preparation of such applications, statements or materials as may be required to be furnished to the stockholders of Bancorp or filed or submitted to Applicable Governmental Authorities in connection with the Merger, and with solicitation of the approval by stockholders of Bancorp in respect thereof.

                (c) Bancorp will cooperate and will cause Target Bank to cooperate with Purchaser in obtaining any consent, authorization or approval of, or any exemption by, any Applicable Governmental Authority or other third party that must be obtained or made by any of them in connection with the Merger, or the taking of any other action contemplated hereby.

                (d) If necessary to expedite or facilitate the Closing, the Regulatory Approvals and any other aspect of the Reorganization, the parties agree that, at the election of Purchaser, Purchaser may restructure the transaction as a merger of Bancorp with and into Purchaser or with and into an acquisition subsidiary of the Bank, provided that any such restructuring shall not result in any change in the Merger Consideration, change the federal income tax treatment of the transactions contemplated hereunder, or delay the Closing or Purchaser's receipt of the Regulatory Approvals. In the event such election is made, Bancorp will take or perform any additional reasonably necessary or advisable steps to enable Purchaser to restructure the transaction in such manner.

                (e) Bancorp agrees that it shall, and shall cause Target Bank and the other Bancorp Subsidiaries, to: (i) make any accounting adjustments or entries to its books of account and other financial records; (ii) make adjustments to Target Bank's loan loss reserve; (iii) sell or transfer any investment securities held by it; (iv) charge-off any Loan; (v) create any new reserve account or make additional provisions to any other existing reserve account; (vi) make changes in any accounting method; (vii) accelerate, defer or accrue any anticipated obligation, expense or income item; (viii) subject to regulatory approval, declare and pay immediately prior to the Effective Time a dividend from Target Bank to Bancorp in an amount not to exceed $16,000,000;
(ix) make any other adjustments which would affect the financial reporting of the Surviving Corporation, on a consolidated basis after the Effective Time; and
(x) in the case of the Bancorp Subsidiaries, cause their directors and shareholders to take such corporate actions as may be necessary to properly reflect the ownership of outstanding common stock issued by any such Bancorp Subsidiary and to otherwise cause the corporate books and records of any such Bancorp Subsidiary to be in order, in each case as Purchaser shall reasonably request; provided, however, that neither Bancorp nor Target Bank shall be obligated to take any such requested action until immediately prior to the Closing and at such time as all conditions precedent to Bancorp's obligations under this Agreement (except for the completion of actions to be taken at the Closing) have been satisfied, and no such adjustment which Bancorp or Target Bank would not have been required to make but for the provisions of this Section
                                                                         -------
7.5(e) in and of itself shall result in a breach of any warranty or
------
representation made herein, have any effect on Bancorp's Adjusted Stockholders' Equity, change the amount of the Merger Consideration or the Option Spread to be paid to the holders of Bancorp Common Stock and the Bancorp Stock Options, or delay the Closing or Purchaser's receipt of the Regulatory Approvals. In connection with item (viii) above, Bancorp shall, no later than the date on which Purchaser files the application contemplated in Section 6.1(a), file an
                                                      --------------
application with the OTS for approval of a dividend (the "OTS Application") from Target Bank to Bancorp of up to $16,000,000, which dividend shall be declared and paid immediately prior to the Effective Time pursuant to this Section
                                                                  -------
7.5(e). Bancorp shall use its Best Efforts to respond as promptly as practicable
------
to all inquiries received from the OTS or any other Applicable Governmental Authority concerning the OTS Application. Purchaser shall prepare the initial draft of the OTS Application and deliver such initial draft to Bancorp within thirty (30) days after the date of this Agreement. Bancorp shall cooperate fully with Purchaser in providing such information as may be required in the OTS Application and in connection with any and all responses to OTS comments or inquiries relating to the OTS Application. Bancorp shall provide Purchaser with all responses or written communications from the OTS relating to the OTS Application. Bancorp shall deliver a final copy of the OTS Application and any responses to OTS comments or inquiries relating to the OTS Application to Purchaser promptly after they are filed with the OTS.

                (f) Bancorp will cooperate and cause The Boulevard Inc. to cooperate with Purchaser in providing any notice to, and requesting any consent, authorization or approval from, any Person that Purchaser determines should be provided or requested pursuant to any selling agreement or other contract relating to the sale of insurance to which The Boulevard Inc. is a party.

         7.6    NOTIFICATION OF CERTAIN MATTERS.
                -------------------------------

                (a) Each party shall give prompt notice to the other parties of (i) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete after the date hereof or, in case of any representation or warranty given as of a specific date, would be likely to cause any such representation on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date and
(ii) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

                (b) From and after the date hereof to the Effective Time, and at and as of the Effective Time, Bancorp shall supplement or amend any of its representations and warranties which apply to the period after the date hereof by delivering monthly updates to the Bancorp Disclosure Schedule (each, a "Disclosure Schedule Update") to Purchaser with respect to any matter hereafter arising which, in the good faith judgment of Bancorp, would render any such representation or warranty after the date of this Agreement materially inaccurate or incomplete as a result of such matter arising. A Disclosure Schedule Update shall be provided to Purchaser on or before the 25th day of each calendar month. A Disclosure Schedule Update that reflects the breach of any warranty or representation made by Bancorp in this Agreement (any and all breaches so reflected in a Disclosure Schedule Update, the "Disclosure Schedule Related Breach") shall not cure or be deemed to cure the Disclosure Schedule Related Breach.

         7.7    PRESS RELEASES. Purchaser and Bancorp shall coordinate all
                --------------
publicity relating to any aspect of the Reorganization and, except as otherwise required by Applicable Laws and Regulations, or with respect to employee meetings, neither party shall issue any press release, publicity statement or other public notice relating to the Agreement or any aspect of the Reorganization without obtaining the prior consent of the other, which consent shall not be unreasonably withheld.

                                   ARTICLE VI
                                   CONDITIONS

         8.1    CONDITIONS TO THE OBLIGATIONS OF PURCHASER. Notwithstanding any
                ------------------------------------------
other provision of this Agreement, the obligations of Purchaser to consummate the Merger are subject to the following conditions precedent:

                (a) The representations and warranties made by Bancorp in Sections 4.1, 4.2 and 4.4 of this Agreement shall have been true and
-------------------------
correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made on and as of such time with regard to any Disclosure Schedule Update. Each other representation and warranty made by Bancorp in this Agreement or in any other document delivered by Bancorp or any Bancorp Subsidiary pursuant to this Agreement: (i) that is not qualified as to materiality, Bancorp Material Adverse Change or Bancorp Material Adverse Effect, shall have been true and correct in all material respects as of the date of this Agreement; and (ii) that is qualified in any respect as to materiality, Bancorp Material Adverse Change or Bancorp Material Adverse Effect, shall have been true and correct as of the date of this Agreement. In addition, all of the representations and warranties that are referenced in clauses (i) and (ii) of the immediately preceding sentence shall be true and correct as of the Effective Time as though made on and as of such time; provided, however, that for all purposes of this Section 8.1(a), such
                                                 --------------
representations and warranties shall be deemed to be so true and correct as of the Effective Time unless the failure or failures of such representations and warranties to be true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality, Bancorp Material Adverse Change or Bancorp Material Adverse Effect set forth in such representations or warranties, will have or are reasonably likely to have a Bancorp Material Adverse Effect.

                (b) Bancorp shall have performed in all material respects all of its obligations and shall have performed or complied in all of the material respects with all agreements and covenants required by this Agreement and in any other document delivered by Bancorp or any Bancorp Subsidiary pursuant to this Agreement to be performed by or complied with by Bancorp prior to or at the Effective Time.

                (c) Except as specifically contemplated herein, there shall not have been any action taken, or any Applicable Law or Regulation enacted, promulgated or issued which would prohibit Purchaser's ownership or operation of all or a material portion of Bancorp's business or assets, whether immediately at the Effective Time or as of some future date, whether specified or to be specified, or which would compel Purchaser to dispose of or hold separate all or a material portion of Bancorp's business or assets, whether immediately at the Effective Time or as of some future date, whether specified or to be specified, or which would render Purchaser or Bancorp unable to consummate any aspect of the Reorganization.

                (d) To the extent the consummation of the Reorganization requires that Bancorp or any Bancorp Subsidiary, as the case may be, obtain the consent or waiver of the other party to any material lease, license, loan or inancing agreement or other contract or agreement to which Bancorp or any Bancorp Subsidiary, as the case may be, is a party, such consent or waiver shall have been obtained, unless the failure to obtain such consent or waiver would not have a Bancorp Material Adverse Effect.

                (e) No action, suit, proceeding or claim shall have been (i) instituted or made by any Person, or (ii) threatened by any Person, in each case relating to the Merger or the validity or propriety of any aspect of the Reorganization that would materially and adversely affect the consummation of the Reorganization in the reasonable opinion of Purchaser.

                (f) The aggregate number of Dissenting Shares shall not exceed ten percent (10%) of the outstanding shares of Bancorp Stock at the Effective Time.

                (g) Bancorp's Adjusted Stockholders' Equity for each of the ten (10) Business Days immediately preceding the Closing Date shall be not less than the sum of (i) $36,145,000 plus (ii) the Aggregate Option Exercise Price plus (iii) any tax benefit reflected in

Bancorp's consolidated stockholders' equity related to the exercise of Bancorp Stock Options prior to the Effective Time plus (iv) the positive difference, if any, between (A) an amount equal to 1.25% of the average aggregate outstanding principal amount of the Loans during such period and (B) the average amount of the allowance for loan and lease losses of Target Bank during such period, as approved by the certified public accountants selected by Purchaser.

                (h) Messrs. Hyland and Hunt shall have complied with the terms of their respective Letter of Understanding with Purchaser.

                (i) From the date hereof to the Effective Time, there shall be and have been no change that would have or would reasonably be expected to have a Bancorp Material Adverse Effect from that which was represented and warranted on the date of this Agreement.

                (j)   All parties to voting agreements delivered pursuant to
Section 5.4 hereof shall have fully performed their obligations thereunder.
-----------

                (k) Immediately prior to the Effective Time, (i) the total outstanding demand, NOW, savings and money market deposits of Target Bank shall not be less than $67,500,000; and (ii) the total deposits of Target Bank shall be not less than $141,500,000.

                (l) Purchaser shall have received written evidence, in form and substance acceptable to Purchaser in its sole discretion, reflecting that Bancorp shall have no outstanding unpaid, unaccrued, or unrecorded liabilities, except for liabilities and expenses that have reduced Adjusted Stockholder's Equity. Notwithstanding anything to the contrary in the immediately preceding sentence, Bancorp shall have paid in full all Bancorp Transactional Expenses.

                (m) Bancorp shall have tendered for delivery all of the certificates, documents and other items set forth in Section 2.10 of this
                                                     ------------
Agreement by and substance reasonably satisfactory to Purchaser.

         8.2    CONDITIONS TO THE OBLIGATIONS OF BANCORP. Notwithstanding any
                ----------------------------------------
other provision of this Agreement, the obligations of Bancorp to consummate the Merger are subject to the following conditions precedent:

                (a) Each of the representations and warranties made by Purchaser in this Agreement or in any other document delivered by Purchaser or any Purchaser Subsidiary pursuant to this Agreement: (i) that is not qualified as to materiality, Purchaser Material Adverse Change or Purchase Material Adverse Effect, shall have been true and correct in all material respects as of the date of this Agreement; and (ii) that is qualified as to materiality, Purchaser Material Adverse Change or Purchaser Material Adverse Effect, shall have been true and correct as of the date of the Agreement. In addition, all of the representations and warranties referenced in the immediately preceding sentence shall be true and correct as of the Effective Time as though made on and as of the Effective Time; provided, however, that for all purposes of this
Section 8.2(a), such representations and warranties shall be deemed to be
--------------
so true and correct as of the Effective Time unless the failure or failures of such representations and warranties to be true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality, Purchaser Material Adverse Change or Purchaser Material Adverse Effect set forth in such representations or warranties, will have or are reasonably likely to have a Purchaser Material Adverse Effect.

                (b) Purchaser shall have performed in all material respects all of its obligations and shall have performed or complied in all material respects with all of the agreements and covenants required by this Agreement and in any other document delivered by Purchaser or any Purchaser Subsidiary pursuant to this Agreement to be performed by or complied with by Purchaser prior to or at the Effective Time.

                (c) Purchaser shall have tendered for delivery all of the certificates, documents and other items set forth in Section 2.9 of this
                                                     -----------
Agreement, in form and substance reasonably satisfactory to Bancorp.

                (d) Purchaser shall have deposited with the Paying Agent a sufficient amount of cash to pay the aggregate Merger Consideration.

         8.3    CONDITIONS TO THE OBLIGATIONS OF THE PARTIES. Notwithstanding
                --------------------------------------------
any other provision of this Agreement, the obligations of Purchaser on the one hand, and Bancorp on the other hand, to consummate the Merger are subject to the following conditions precedent:

                (a) No preliminary or permanent injunction or other order by any federal or state court that prevents the consummation of the Merger shall have been issued and shall remain in effect. No statute, rule or regulation shall have been enacted, promulgated or enforced by any Applicable Governmental Authority that prohibits or makes illegal consummation of the Merger.

                (b) This Agreement and the Reorganization, including the Merger, shall have been duly approved by the requisite vote of the stockholders of Bancorp at a meeting duly called and held for such purpose.

                (c) Purchaser shall have received the Regulatory Approvals to acquire Bancorp and to consummate the Reorganization and all required waiting periods relating thereto shall have expired; provided, however, that Purchaser shall have no obligation to accept nonstandard conditions or restrictions in such Regulatory Approvals.

                                   ARTICLE VI
                         TERMINATION; AMENDMENT; WAIVER

         9.1    TERMINATION. This Agreement may be terminated at any time prior
                -----------
to the Effective Time pursuant to any of the following actions, provided that the applicable action is approved by the Board of Directors of the terminating party(ies):

                (a)   by mutual written consent of Purchaser and Bancorp;

                (b) by either Purchaser or Bancorp, if any of the conditions to such party's obligation to consummate any aspect of the Reorganization shall have become impossible to satisfy prior to the Termination Date (unless such impossibility shall be due to the action or failure to act in breach of this Agreement by the party seeking to terminate this Agreement);

                (c) by either Purchaser or Bancorp (subject to the limitations set forth below) at any time in the event the stockholders of Bancorp fail to approve this Agreement in a vote taken at a meeting duly convened for that purpose; provided, however, that Bancorp shall not have the right to terminate this Agreement pursuant to this Section 9.1(c) if it has failed to comply in all
                                --------------
material respects with its obligations under Sections 5.2 and 5.3;
                                             --------------------

                (d) by Purchaser or Bancorp in the event of (i) the failure of any representation or warranty contained herein or in any schedule or document delivered hereto to be true and correct, or (ii) a breach by the other party of any covenant or agreement contained herein or in any schedule or document delivered pursuant hereto, which failure or breach would result in the failure to satisfy any closing conditions set forth in Section 8.1 hereof, in the case
                                               -----------
of Purchaser, or Section 8.2 hereof, the case of Bancorp;
                 -----------

                (e) by either party after the Termination Date, in the event the Merger has not been consummated by such date (unless the failure to consummate the Merger by such time is due to the failure of the party seeking to terminate this Agreement to perform its obligations set forth herein);

                (f) by Bancorp, if (i) Bancorp has complied with the provisions of Section 5.4, (ii) Bancorp's board of directors shall have
              -----------
determined, in its good faith judgment and in accordance with Section 5.4, that
                                                              -----------
it has received a Superior Proposal and that it would be in the best interests of Bancorp's stockholders to pursue such Superior Proposal, and (iii) Bancorp shall have tendered, in immediately available funds, the payments contemplated in Section 9.2(a); provided, however, that Bancorp may not terminate this
   --------------
Agreement pursuant to this Section 9.1(f) until the expiration of five (5)
                           --------------
Business Days after the Superior Proposal referenced in this Section 9.1(f) has
                                                             --------------
been delivered to Purchaser, together with such other information required pursuant to Section 5.4 and a summary of the terms of any such Superior
            -----------
Proposal; or

                (g) by Purchaser, if, after the date hereof, any Third Party shall have commenced or made a Competing Proposal, and thereafter the board of directors of Bancorp shall have withdrawn, or materially and adversely modified or changed its recommendation of this Agreement or any aspect of the Reorganization.

         9.2    TERMINATION FEES.
                ----------------

                (a) In the event this Agreement is terminated (i) by Bancorp as provided in Section 9.1(f), or (ii) by Purchaser as provided in
               --------------
Section 9.1(g), then Bancorp shall pay to Purchaser, in immediately available
--------------
funds, an amount equal to $2,000,000 within ten (10) Business Days after demand for payment by Purchaser following such termination.

                (b)   If this Agreement is terminated by Purchaser pursuant to
Section 9.1(b) or 9.1(d) due to the failure of any condition under
--------------    ------
Section 8.1 or 8.3(b), Bancorp shall pay to Purchaser, in immediately available
-----------    ------
funds, an amount equal to $250,000 within ten (10) Business Days after demand for payment by Purchaser following such termination; provided, however, that Bancorp shall have no obligation pursuant to this Section 9.2(b) if Purchaser
                                                  --------------
has terminated this Agreement pursuant to Section 9.1(b) or 9.1(d) solely due
                                          --------------    ------
to the failure of the condition in Section 8.1(f) and the aggregate number of
                                   --------------
Dissenting Shares does not exceed fifteen percent (15%) of the outstanding shares of Bancorp Common Stock at the Effective Time.

         (c) In the event Purchaser has not received, in full, the payment contemplated in Section 9.2(a) and this Agreement is terminated for any reason,
                --------------
other than (i) pursuant to Section 9.1(a), (ii) by Bancorp pursuant to Section
                           -------------                               -------
9.1(b) or 9.1(d) due to the failure of any condition under Section 8.2, or (iii)
-----     -----                                            -----------
by Purchaser pursuant to Section 9.1(b) or 9.1(d) due to the failure of the
                         --------------    ------
condition set forth in Section 8.1(e)(ii), 8.3(a) or 8.3(c), and both of the
                       ------------------  ------    ------
following conditions are satisfied:

                           (A) Bancorp has received, or a Third Party has commenced or made, a Competing Proposal prior to the termination of this Agreement; and

                           (B) Bancorp enters into an agreement (the "Signing Event") relating to a Competing Proposal within eighteen (18) months following the termination of this Agreement,

then Bancorp shall pay to Purchaser, in immediately available funds, an amount equal to $2,000,000 within ten (10) Business Days after demand for payment by Purchaser following the Signing Event.

                (d) In the event this Agreement is terminated by Bancorp pursuant to Section 9.1(b) or 9.1(d) due to the failure of a condition under
            --------------    ------
Section 8.2 or 8.3(c), Purchaser shall pay to Bancorp, in immediately available
-----------    ------
funds, an amount equal to $250,000 within ten (10) Business Days after demand for payment by Bancorp following such termination.

         (e) Notwithstanding anything contained in this Agreement to the contrary, the payment of the termination fee(s) pursuant to the provisions of this Section 9.2 is intended by the parties to be, and shall constitute,
     -----------
liquidated damages and shall be the sole and exclusive remedy and shall be in lieu of any and all claims that the party terminating this Agreement that is entitled to such fee and its officers, directors and stockholders have, or might have against the other parties and their respective officers, directors and stockholders for any claims arising from, or relating in any way to, this Agreement or the Reorganization, and the party terminating this Agreement that is entitled to such termination fee and its officers, directors and stockholders shall not have any other rights or claims against the other parties and their respective officers, directors and shareholders.

         9.3    EXPENSES. Except as provided elsewhere herein, Purchaser and
                --------
Bancorp shall each bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.
In the event one of the parties hereto files suit to enforce this Section 9.3
                                                                  -----------
or a suit seeking to recover costs and expenses or damages for breach of this Agreement, the costs, fees, charges and expenses (including attorneys' fees and expenses) of the prevailing party in such litigation (and any related litigation) shall be borne by the non-prevailing party.

         9.4    SURVIVAL OF AGREEMENT. In the event of termination of this
                ---------------------
Agreement by either Purchaser or Bancorp as provided in Section 9.1, this
                                                        -----------
Agreement shall forthwith become void and have no effect except that the agreements contained in Sections 9.2 and 9.3 hereof shall survive the
                        ------------     ---
termination hereof.

         9.5    AMENDMENT. This Agreement may be amended by the parties hereto
                ---------
by action taken by their respective boards of directors at any time before or after approval hereof by the stockholders of Bancorp but, after such approval, no amendment shall be made which changes the form of consideration or adversely affects or decreases the value of the consideration to be received by the stockholders of Bancorp without the further approval of such stockholders or which in any other way adversely affects the rights of stockholders of either Bancorp or Purchaser without the further required approval of the stockholders so affected. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Purchaser and Bancorp may, without approval of their respective boards of directors, make such technical changes to this Agreement, not inconsistent with the purposes hereof and thereof, as may be required to effect or facilitate any governmental approval or acceptance of the Merger or of this Agreement or to effect or facilitate any filing or recording required for the consummation of any aspect of the Reorganization.

         9.6    WAIVER. Any term, provision or condition of this Agreement
                ------
(other than requirements for stockholders' approval and required approvals of the Applicable Governmental Authorities) may be waived in writing at any time by the party which is, or the stockholders of which are, entitled to the benefits hereof. Each and every right granted to any party hereunder, or under any other document delivered in connection herewith or therewith, and each and every right allowed it by law or equity, shall be cumulative and may be exercised from time to time. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of a condition or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty of this Agreement. No investigation, review or audit by Purchaser of Bancorp or Bancorp of Purchaser prior to or after the date hereof shall estop or prevent either party from exercising any right hereunder or be deemed to be a waiver of any such right, or affect the warranties or representations of either party as set forth herein.

                                   ARTICLE X
                               GENERAL PROVISIONS

         10.1   SURVIVAL.  All representations, warranties, covenants and
                --------
agreements of the parties in this Agreement or in any instrument delivered by the parties pursuant to this Agreement (other than the agreements, covenants and obligations set forth herein which are contemplated to be performed after the Effective Time) shall not survive the Effective Time except as provided for in
Section 9.4.
-----------

         10.2   NOTICE.  All notices and other communications hereunder shall
                ------
be in writing and shall be deemed given if delivered personally, by facsimile transmission or by registered or certified mail to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be deemed to be delivered on the date so delivered:

         (a) if to Buyer:                 Standard Bancshares, Inc.
                                          7800 West 95th Street
                                          Hickory Hills, Illinois 60457
                                          Telephone:    (708) 499-2000
                                          Facsimile:    (708) 598-1796
                                          Attention:    Lawrence P. Kelley,
                                                        President and Chief
                                                         Executive Officer

                                                     and

                                          Standard Bancshares, Inc.
                                          2400 W. 95th Street
                                          Evergreen Park, Illinois 60805
                                          Telephone: (708) 499-2000
                                          Facsimile: (708) 499-5214
                                          Attention:    H. Patrick Berg,
                                                         Senior Vice President

          with a copy to:                 Barack Ferrazzano Kirschbaum Perlman
                                            & Nagelberg LLC
                                          333 West Wacker Drive, Suite 2700
                                          Chicago, Illinois 60606
                                          Telephone:   (312) 984-3222
                                          Facsimile:   (312) 984-3150
                                          Attention:   Edwin S. del Hierro, Esq.

         (b) if to Bancorp:               Security Financial Bancorp, Inc.
                                          9321 Wicker Avenue
                                          St. John, Indiana  46373
                                          Telephone:   (219) 365-4344
                                          Facsimile:   (219) 365-6130
                                          Attention:   John P. Hyland,
                                                       President and Chief
                                                         Executive Officer

         with a copy to:                  Muldoon Murphy & Faucette LLP
                                          5101 Wisconsin Avenue, NW
                                          Washington, DC 20016
                                          Telephone:   (202) 686-4917
                                          Facsimile:   (202) 966-9409
                                          Attention:   Paul M. Aguggia, Esq.

         10.3   SPECIFIC ENFORCEABILITY; REMEDIES. The parties recognize and
                ---------------------------------
hereby acknowledge that it may be impossible to measure in money the damages that would result to a party by reason of the failure of either of the parties to perform any of the obligations imposed on it by this Agreement and that in any event damages would be an inadequate remedy in this instance. Accordingly, if any party should institute an action or proceeding seeking specific enforcement of the provisions hereof, the party against which such action or proceeding is brought hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists and shall waive or not assert any requirement to post bond in connection with seeking specific performance. The parties hereto agree that this provision is without prejudice to any other rights or remedies that the parties hereto may have at law or in equity for any failure to perform, or a breach of a representation or warranty under, this Agreement.

         10.4   APPLICABLE LAW. This Agreement shall be construed and
                --------------
interpreted in all respects, including validity, interpretation and effect, by the laws of the State of Delaware with respect to matters of corporate laws and, with respect to all other matters, by the laws of the State of Illinois, except to the extent that the federal laws of the United States apply.

         10.5   HEADINGS, ETC.  The article headings and Section headings
                --------------
contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.6   SEVERABILITY. If any term or provision of this Agreement is held
                ------------
by a final and unappealable order of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated unless the effect would be to cause this Agreement to not achieve its essential purposes.

         10.7   ENTIRE AGREEMENT; BINDING EFFECT; NONASSIGNMENT; COUNTERPARTS.
                -------------------------------------------------------------
Except as otherwise expressly provided herein, this Agreement, the documents delivered pursuant to this
                                       68

Agreement and the Confidentiality Agreement (including the documents and instruments referred to herein and therein) (a) constitute the entire agreement between the parties hereto and supersede all other prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof; and (b) are not intended to confer upon any other Person any rights or remedies hereunder except as specifically provided herein. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto without the prior written consent of the other party hereto. This Agreement may be executed in two or more counterparts that together shall constitute a single agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.

                                     STANDARD BANCSHARES, INC.



                                     By:   /s/ Lawrence P. Kelley
                                           -------------------------------------
                                           Name:  Lawrence P. Kelley
                                           Title: President and Chief Executive
                                                   Officer



                                     STANDARD ACQUISITION CORPORATION



                                     By:  /s/ Lawrence P. Kelley
                                          -------------------------------------
                                          Name:   Lawrence P. Kelley
                                          Title:  President



                                     SECURITY FINANCIAL BANCORP, INC.



                                     By:  /s/ John Wm. Palmer
                                          -------------------------------------
                                          Name:   John Wm. Palmer
                                          Title:  Chairman of the Board

                                    EXHIBIT A

                         FORM OF PURCHASER LEGAL OPINION

                       [LETTERHEAD OF PURCHASER'S COUNSEL]

         Based upon and subject to the foregoing, we are of the opinion that:

                (a) Purchaser is a corporation, duly organized, validly existing and in good standing under the laws of the State of Illinois. MergerSub is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. The Bank is an Illinois state-chartered non-member bank, duly organized and in existence under the laws of the State of Illinois.

                (b) The execution, delivery and performance of the Transaction Documents to which the Purchaser and MergerSub is a party, by the Purchaser and MergerSub, as appropriate, have been duly authorized and approved by all requisite corporate action on the part of the Company and MergerSub. The Transaction Documents that are required to be executed by Purchaser or MergerSub have been duly executed and delivered by Purchaser and MergerSub and constitute valid and binding obligations of Purchaser and MergerSub, and are enforceable against each of them in accordance with their respective terms.

                (c) To our knowledge, the consummation by Purchaser and MergerSub of the transactions contemplated by the Transaction Documents will not result in any breach or violation of, or default under (i) the articles of incorporation or bylaws of either Purchaser or MergerSub, or (ii) any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree or Applicable Law and Regulation applicable to any of Purchaser or MergerSub.

                (d) To our knowledge, all approvals, consents and authorizations under any Applicable Law or Regulation which are required by Purchaser and MergerSub to permit the performance by Purchaser and MergerSub of their respective obligations under the Transaction Documents and the transactions contemplated therein have been obtained.

                (e) To our knowledge, there is no (i) litigation, proceeding or governmental investigation pending or threatened against Purchaser and MergerSub or their respective properties, assets or businesses, or the transaction contemplated by the Transaction Documents which, if adversely determined, in our judgment, would reasonably be anticipated to have a Purchaser Material Adverse Effect, or (ii) decree or judgment of any court or any governmental agency to which Purchaser and MergerSub is subject and which, in our judgment, would reasonably be anticipated to have a Purchaser Material Adverse Effect.

                (f) To our knowledge, neither Purchaser nor MergerSub is in violation of any law, regulation, ordinance or rule applicable to their respective operations, which violation would reasonably be anticipated to have a Purchaser Material Adverse Effect.

                                    EXHIBIT B

                          FORM OF TARGET LEGAL OPINION

                        [LETTERHEAD OF BANCORP'S COUNSEL]

         Based upon and subject to the foregoing, we are of the opinion that:

          1. Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Target Bank is a federal savings bank, duly organized and in existence under the laws of the United States. Bancorp and Target Bank each have the corporate power and authority to carry on their respective businesses. Bancorp is qualified to do business as a foreign corporation in the State of Indiana. Bancorp is duly registered as a savings and loan holding company under the Bank Holding Company Act of 1956, as amended. Bancorp has no direct or indirect subsidiary other than Target Bank and the other subsidiaries reflected on Schedule 4.6(a) to the Bancorp Disclosure Schedule.

          2. The authorized capital stock of Bancorp consists of 4,000,000 shares of common stock, par value $0.01 per share, of which 1,864,191 shares of common stock are outstanding. The outstanding shares of common stock of Bancorp were validly issued and are fully paid and nonassessable and have not been issued in violation of the preemptive rights of any stockholders. There are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls or other agreements or commitments obligating Bancorp to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of Bancorp except as set forth in Section 4.5 of the Agreement.
                                                -----------

          3. The authorized capital stock of Target Bank consists of ________ shares of common stock, par value $_____ per share, of which __________ shares are outstanding. The outstanding shares of common stock of Target Bank were validly issued and are fully paid and nonassessable and have not been issued in violation of the preemptive rights of any stockholders. There are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls or other agreements or commitments obligating Target Bank to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of Target Bank. All of the issued and outstanding shares of the capital stock of Target Bank are owned of record and, to our knowledge, beneficially by Bancorp free and clear of all liens, charges and encumbrances of any kind whatsoever. To our knowledge, Target Bank owns no voting stock or equity securities of any corporation, association, partnership or other entity.

          4. The execution, delivery and performance by any of Bancorp and Target Bank of any Transaction Document to which any of Bancorp or Target Bank is a party has been duly authorized and approved by all requisite action on the part of Bancorp or Target Bank, as appropriate. The Transaction Documents that are required to be executed by any of Bancorp or Target Bank have been duly executed and delivered by Bancorp or Target Bank, as appropriate, and constitute valid and binding obligations of Bancorp or Target Bank, as appropriate, and are enforceable against Bancorp or Target Bank, as appropriate, in accordance with their respective terms.

          5. The consummation by any of Bancorp or Target Bank of the transactions contemplated by the Transaction Documents will not result in a breach or violation of, or default under (a) the certificate of incorporation or bylaws of Bancorp or the charter or bylaws of Target Bank, or (b) any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree or Applicable Law and Regulation applicable to any of Bancorp or Target Bank listed in Schedule 4.27(g) to the Bancorp Disclosure Schedule.

          6. To our knowledge, all approvals, consents, or authorizations under any Applicable Law and Regulation which are required by Bancorp or Target Bank to permit the performance by Bancorp or Target Bank of their respective obligations under the Transaction Documents and the transactions contemplated therein have been obtained.

          7. We participated in the preparation of the Proxy Statement and, in the course of such preparation, in conferences with certain officers or employees of Bancorp or Target Bank with respect thereto. Although we are not passing upon or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Proxy Statement, during the course of our participation no facts have come to our attention which would lead us to believe that the Proxy Statement at the time it was first mailed to holders of Bancorp Common Stock and at the Effective Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (we make no comment with respect to the financial statements and other financial and statistical information included therein or omitted therefrom or any information about, or supplied or omitted by, Purchaser or Crowe, Chizek and Company LLP for use in the Proxy Statement).

          8. To our knowledge, there is no (a) litigation, proceeding or governmental investigation pending or threatened against any of Bancorp or Target Bank or their respective properties, assets or businesses, or the transaction contemplated by the Transaction Documents other than listed on
Schedule 4.13 to the Bancorp Disclosure Schedule, or (b) decree or judgment of any court or any Applicable Governmental Authority to which any of Bancorp or Target Bank is subject other than listed in Schedule 4.27(e) to the Bancorp Disclosure Schedule.

                                    EXHIBIT C

                            FORM OF VOTING AGREEMENT

         This Voting Agreement (this "Agreement") is made and entered into as of the __ day of February, 2003, by and among STANDARD BANCSHARES, INC., an Illinois corporation ("Purchaser"), STANDARD ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Purchaser ("MergerSub"), SECURITY FINANCIAL BANCORP, INC., a Delaware corporation ("Bancorp"), and the Director or Officer of Bancorp (or, its wholly owned federal savings bank subsidiary) identified on the signature page hereto as owning stock in Bancorp (the "Management Stockholder").

                                R E C I T A L S:
                                - - - - - - - -

         A. As of the date hereof, the Management Stockholder is the owner of the number of shares of the common stock of Bancorp, $0.01 par value ("Bancorp Common Stock"), as is set forth below such Management Stockholder's name on the signature page attached hereto, and such number of shares represents approximately the percentage of the issued and outstanding shares of the capital stock of Bancorp which is also set forth thereon below such Management Stockholder's name.

         B. Purchaser is contemplating the acquisition of Bancorp by means of a merger (the "Merger") of MergerSub with and into Bancorp pursuant to an Agreement and Plan of Reorganization dated of even date herewith (the "Merger Agreement").

         C. Purchaser is unwilling to expend the substantial time, effort and expense necessary to implement the proposed acquisition of Bancorp, including applying for and obtaining necessary approvals of federal banking authorities, unless the Management Stockholder enters into this Agreement. Pursuant to
Section 5.1(d) of the Merger Agreement, nothing contained herein shall be deemed to grant Purchaser an ownership interest in any shares of Bancorp Common Stock.

                              A G R E E M E N T S:
                              - - - - - - - - - -

         In consideration of the covenants and agreements of the parties herein contained and as an inducement to Purchaser to enter into the Merger Agreement and to incur the expenses associated with the Merger, the parties hereto, intending to be legally bound, hereby agree as follows:

         SECTION 1.  REPRESENTATIONS AND WARRANTIES. The Management Stockholder
                     ------------------------------
represents and warrants that as of the date hereof he or she owns beneficially and of record the number of shares of Bancorp Common Stock as is set forth below such Management Stockholder's name on the signature page attached hereto, all of which shares are free and clear of all liens, pledges, security interests, claims, encumbrances, options and agreements to sell. The Management Stockholder represents and warrants that he or she has the sole voting power with respect to such shares of Bancorp Common Stock.

         SECTION 2.  VOTING AGREEMENT. Subject to Section 13 below, the
                     ----------------             ----------
Management Stockholder hereby agrees to vote all shares of Bancorp Common Stock now or at any time hereafter owned or controlled by him or her (the "Subject Shares") (a) in favor of the Merger Agreement and the transactions contemplated in the Merger Agreement, and (b) against any action or agreement which is intended to cause Bancorp to breach any covenant, representation or warranty or any other obligation of Bancorp under the Merger Agreement. The Management Stockholder agrees that none of his or her Subject Shares shall be transferred without the prior written consent of Purchaser. Subject to Section 13 below, the
                                                           ----------
Management Stockholder further agrees to use his or her best efforts to cause the Merger and the other transactions contemplated by the Merger Agreement to be consummated. At Purchaser's request, the Management Stockholder shall use his or her best efforts to cause any necessary meeting of stockholders of Bancorp to be duly called and held or any necessary consents of stockholders to be obtained for the purpose of approving either or both of the Merger Agreement and the Merger.

         SECTION 3.  TERMINATION. Notwithstanding any other provision of this
                     -----------
Agreement, the obligations of the Management Stockholder under this Agreement shall automatically terminate and be of no further force and effect upon the termination of the Merger Agreement in accordance with and pursuant to Section
9.1 thereof (as such termination provisions may be amended by Bancorp, Purchaser and MergerSub from time to time) if the Merger Agreement is so terminated.

         SECTION 4.  REMEDIES. The Management Stockholder understands and
                     --------
acknowledges that if he or she should breach any of his or her covenants contained in this Agreement, the damage to Purchaser would be indeterminable in view of the inability to measure the ultimate value and benefit to Purchaser resulting from its contemplated future ownership and control of Bancorp, and that Purchaser therefore would not have an adequate remedy at law in respect of any such breach. The Management Stockholder therefore agrees that in addition to any other remedy available to Purchaser at law or in equity, Purchaser shall be entitled to specific performance of this Agreement by the Management Stockholder upon application to any court having jurisdiction over the parties.

         SECTION 5.  AMENDMENT AND MODIFICATION. This Agreement may be amended,
                     ---------------------------
modified or supplemented at any time by the written approval of such amendment, modification or supplement by Bancorp, Purchaser, MergerSub and the Management Stockholder.

         SECTION 6.  CLAIMS AND RELATED MATTERS. The Management Stockholder
                     --------------------------
hereby irrevocably and unconditionally releases and forever discharges Bancorp and each of its subsidiaries, affiliates, successors and predecessors (including all of the respective affiliated individuals and entities of each) from and for all claims, demands, duties, obligations, attorneys' fees and causes of action (collectively, "Claims") of every kind or nature, whether arising at law, in equity, or by statute, presently known or unknown, contingent or actual, liquidated or unliquidated, which the Management Stockholder now has and which the Management Stockholder may have in the future; provided, however, that the Management

Stockholder does not release, and hereby reserves, any and all Claims of Management Stockholder arising solely from his capacity as an officer or director of Bancorp (which includes any Claim set forth on Schedule 1 attached
                                                           ----------
hereto), which matters are expressly excluded from the foregoing release.
The agreements set forth in this Section 6 shall be deemed to be reaffirmed,
                                 ---------
restated and remade as of the date of the Closing (as defined in the Merger Agreement).

         SECTION 7.  ENTIRE AGREEMENT. This Agreement evidences the entire
                     ----------------
agreement among the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein and in the Merger Agreement and written agreements related thereto. This Agreement supersedes any agreements (other than the Merger Agreement) among any of Bancorp, its stockholders, Purchaser or MergerSub concerning the acquisition, disposition or control of Bancorp Common Stock.

         SECTION 8.  SEVERABILITY. The parties agree that if any provision of
                     ------------
this Agreement shall under any circumstances be deemed invalid or inoperative, this Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

         SECTION 9.  COUNTERPARTS. This Agreement may be executed in two or more
                     ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

         SECTION 10.  GOVERNING LAW. The validity, construction, enforcement and
                      --------------
effect of this Agreement shall be governed by the internal laws of the State of Illinois.

         SECTION 11.  HEADINGS. The headings for the sections of this Agreement
                      --------
are inserted for convenience only and shall not constitute a part hereof or affect the meaning or interpretation of this Agreement.

         SECTION 12.  SUCCESSORS; ASSIGNMENT. This Agreement shall be binding
                      ----------------------
upon and inure to the benefit of Bancorp, MergerSub and Purchaser, and their successors (including, without limitation, Purchaser following the Effective
Time) and permitted assigns, and the Management Stockholder and the Management Stockholder's spouse and their respective executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This Agreement shall survive the death or incapacity of the Management Stockholder. This Agreement may be assigned only by Purchaser, and then only to an affiliate of Purchaser.

         SECTION 13.  CAPACITY AS OFFICER OR DIRECTOR. Notwithstanding anything
                      -------------------------------
to the contrary set forth in this Agreement, the Management Stockholder does not make any agreement or understanding herein in his or her capacity as a director or officer of the Company. The Management Shareholder hereby executes this Agreement solely in his or her capacity as a holder of the Company Common Stock that he or she is entitled to vote, and nothing herein will limit or affect any actions taken by him or her in good faith in his or her capacity as an officer or director of the Company.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.


                              STANDARD BANCSHARES, INC.


                              By:
                                    -------------------------------------------
                                    Name:  Lawrence P. Kelley
                                    Title: President and Chief Executive Officer

                              STANDARD ACQUISITION CORPORATION


                              By:
                                   --------------------------------------------
                                   Name:  Lawrence P. Kelley
                                   Title: President

                              SECURITY FINANCIAL BANCORP, INC.


                              By:
                                   --------------------------------------------
                                   Name:  John P. Hyland
                                   Title: President and Chief Executive Officer

                              MANAGEMENT STOCKHOLDER



                                      Name:

                                      NUMBER OF           PERCENTAGE
                                       SHARES              OWNERSHIP



                                      --------             -------%

                                   SCHEDULE 1

                                       TO
                                VOTING AGREEMENT

                   [to be provided by Management Stockholder]

                                    EXHIBIT D
                                    ---------

                     AMENDMENT TO TARGET BANK SEVERANCE PLAN

         Effective as of the Effective Time (as defined in that certain Agreement and Plan of Reorganization, dated as of February __, 2003, by and among Standard Bancshares, Inc., an Illinois corporation, Standard Acquisition Corporation, a Delaware corporation, and Security Financial Bancorp, Inc., a Delaware corporation), the Security Federal Bank & Trust Employee Severance Compensation Plan (the "Plan") is amended as follows:

         1. The definition of "Termination for Cause" in Section 2.1 of the Plan is amended in its entirety to read as follows:

                           "Termination for Cause" means termination because of
                  Participant's (a) personal dishonesty, incompetence, or willful misconduct; (b) breach of fiduciary duty; (c) willful violation of any law, rule or regulation (other than traffic violations or similar offenses); (d) willful or negligent failure to perform his or her duties as an employee; or (e) a final cease and desist order involving the Participant or his or her acts or omissions."

         2. Section 4.1 of the Plan is amended in its entirety to read as follows:

                           "4.1     Right to Payment
                                    ----------------

                           A Participant shall be entitled to receive from his
                  or her Employer a Payment in the amount provided in Section
                  4.3 if a Change in Control occurs and if, within one (1) year thereafter, the Participant's employment by an Employer shall terminate for any reason other than any reason specified in
                  Section 4.2."

          3. Section 4.2 of the Plan is amended in its entirety to read as follows:

                           "4.2     Reasons for Termination
                                    -----------------------

                           Following a Change in Control, a Participant shall be
                  entitled to a Payment in accordance with Section 4.3 if his or her employment with an Employer is terminated, voluntarily or involuntarily, provided that a Participant shall not be entitled to a Payment if:

                           (a) the Participant's termination occurs by reason of death, voluntary retirement, voluntary termination, Disability, or Termination for Cause; or;

                           (b) the Participant is on or commences a leave of absence or other interruption of employment which does not constitute a termination of employment; or

                           (c) the Participant is offered the opportunity to continue in his or her present position or is offered another similar position with the Company or the Bank, or its or their successors as the case may be, requiring skills and knowledge similar to those required in the Participant's current position and with the same or greater base annual or hourly compensation and commission potential, as determined at the reasonable discretion of the Board, and the Participant declines to accept such position; or

                            (d) the Participant is transferred to another facility or location of the Company or the Bank, or its or their successors as the case may be, that is not more than thirty-five (35) miles from the Participant's current place of employment, at the same or another position requiring skills and knowledge similar to those required in the Participant's current position and with the same or greater base annual or hourly compensation and commission potential and job responsibilities, as determined at the reasonable discretion of the Board, and the Participant declines to accept such transfer; or

                            (e) the Participant fails to execute the release of claims in the form attached as Appendix A to the Plan."

          4. The Plan is hereby amended to add as Appendix A to the Plan, the Exhibit 1 to this Amendment.



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                                      D-2

                                                          EXHIBIT 1 TO AMENDMENT
                                                          ----------------------

                                   APPENDIX A
                                   ----------

                         RELEASE AND SEVERANCE AGREEMENT

         THIS RELEASE AND SEVERANCE AGREEMENT (this "Agreement") is made and entered into this ____ day of _______________, _____ by and among SECURITY FINANCIAL BANCORP, INC., its subsidiaries and affiliates, including, but not limited to, SECURITY FEDERAL BANK & TRUST (the "Bank"), and the SECURITY FEDERAL BANK & TRUST EMPLOYEE SEVERANCE COMPENSATION PLAN (collectively, "Security"), and the undersigned employee (hereinafter "Employee").

         Employee's employment with Security terminated on ______________, ______; and Employee has voluntarily agreed to the terms of this Release and Severance Agreement in exchange for a Payment under the SECURITY FEDERAL BANK & TRUST EMPLOYEE SEVERANCE COMPENSATION PLAN ("Plan") to which Employee otherwise would not be entitled.

         NOW, THEREFORE, in consideration for a Payment as provided under the Plan, Employee on behalf of himself and his spouse, heirs, executors, administrators, children and assigns does hereby fully release and discharge (i) Security, (ii) its officers, directors, employees, insurers, fiduciaries, agents, attorneys, subsidiaries and divisions, and (iii) its and their successors and assigns from any and all claims or demands for wages, back pay, front pay, attorney's fees and other sums of money, insurance, benefits, contracts, controversies, agreements, promises, damages, costs, actions or causes of action and liabilities of any kind or character whatsoever, whether known or unknown, from the beginning of time to the date of this Severance Agreement and Release, relating to his or her employment or termination of employment from Security, including, but not limited to, any claims, actions or causes of action arising under the statutory, common law or other rules, orders or regulations of the United States or any State or political subdivision thereof, including the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act.

         Employee acknowledges that Employee's obligations pursuant to applicable policies of Security, copies of which have been provided to Employee, and under applicable law relating to the use or disclosure of confidential information shall continue to apply to Employee.

         This Release and Severance Agreement supersedes any and all other agreements between Employee and Security except agreements relating to proprietary or confidential information belonging to Security. Any other agreements, promises or representations relating to severance pay or other terms and conditions of employment are null and void.

         Notwithstanding anything to the contrary set forth in this Agreement, this Release and Severance Agreement does not affect Employee's right to any benefits to which Employee may be entitled under any employee benefit plan (other than the Plan) sponsored by Security. Employee acknowledges that the Payment under the Plan represents his or her complete interest under the Plan.

         Employee and Security acknowledge that it is their mutual intent that the Age Discrimination in Employment Act waiver contained herein fully comply with the Older Workers Benefit Protection Act. Accordingly, Employee acknowledges and agrees that:

         (a) the Severance Pay exceeds the nature and scope of that to which he or she would otherwise have been legally entitled to receive;

         (b) execution of this Release and Severance Agreement and the Age Discrimination in Employment Act waiver herein is his or her knowing and voluntary act;

         (c) Employee has been advised by Security to consult with his or her personal attorney regarding the terms of this Release and Severance Agreement, including the aforementioned waiver;

         (d) Employee has had at least forty-five (45) calendar days within which to consider this Release and Severance Agreement;

         (e) Employee has the right to revoke this Release and Severance Agreement in full within seven (7) calendar days of execution and that none of the terms and provisions of this Release and Severance Agreement shall become effective or be enforceable until such revocation period has expired;

         (f) Employee has been informed in writing of: (i) the eligibility factors under the Plan; (ii) the group of employees, including the job title and age of each, eligible to receive a Payment; (iii) the ages of all individuals in the same job classification or organizational unit who are not eligible to receive Severance Pay; and (iv) any time limit applicable to the Plan;

         (g) Employee has read and fully understands the terms of this Release and Severance Agreement; and

         (h) nothing contained in this Release and Severance Agreement purports to release any of Employee's rights or claims under the Age Discrimination in Employment Act that may arise after the date of execution.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EMPLOYEE UNDERSTANDS THAT BY SIGNING THIS RELEASE AND SEVERANCE AGREEMENT HE OR SHE IS RELEASING AND DISCHARGING SECURITY, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, SUBSIDIARIES AND SUBDIVISIONS AND ITS AND THEIR SUCCESSORS AND ASSIGNS FROM ANY AND ALL LEGAL CLAIMS, WHETHER KNOWN OR UNKNOWN. EMPLOYEE FURTHER UNDERSTANDS THAT HE OR SHE SHOULD SEEK COUNSEL FROM AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT WITH REGARD TO ANY SUCH CLAIM(S) OR TO MORE FULLY UNDERSTAND THE LEGAL IMPACT OF SIGNING THIS RELEASE AND SEVERANCE AGREEMENT.

         IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AGREEMENT THIS ___ DAY OF __________, 20___.



SECURITY FINANCIAL BANCORP, INC.,               EMPLOYEE
for itself and the Bank


By:
   ---------------------------------            --------------------------------
                                                (SIGNATURE)



                                                --------------------------------
                                                (PRINT OR TYPE NAME)

SECURITY  FINANCIAL FEDERAL BANK
& TRUST EMPLOYEE SEVERANCE
COMPENSATION PLAN


By:
    ---------------------------------
Title:
      -------------------------------